UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant      ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Codorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2016

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Corporation’s Board of Directors, I am pleased to invite you to attend Codorus Valley Bancorp, Inc.’s Annual Meeting of Shareholders to be held on Tuesday, May 17, 2016, at 9:00 a.m., prevailing time. The location of the Annual Meeting is the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. At the Annual Meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the Proxy Statement and Notice of Meeting is a proxy card and the Corporation’s 2015 Annual Report to Shareholders on Form 10-K.

The principal business of the meeting is:

•	To elect two Class B directors, each to serve for a term of three years;

•	To approve an advisory, non-binding resolution regarding executive compensation;

•	To approve an amendment to our Articles of Incorporation to limit the transactions requiring approval of our shareholders by a supermajority vote;

•	To ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016; and

•	To transact any other business that is properly presented at the Annual Meeting.

The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in Codorus Valley Bancorp, Inc., and I hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible, either electronically through the Internet, by telephone or by following the instructions on the enclosed proxy card and returning the proxy in the envelope provided. The prompt return of your proxy will save the Corporation expenses involved in further communications, and will ensure your representation at the Annual Meeting if you do not attend in person.

We are continuing to evaluate the benefits of moving toward the electronic delivery of proxy materials in the future. If you would be strongly opposed to receiving proxy materials via the Internet, please let us know. We appreciate your feedback.

Thank you for your continued support and I look forward to seeing you on May 17, 2016.

Sincerely,

Larry J. Miller

Chairman, President and Chief Executive Officer

CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2016

www.peoplesbanknet.com

PROXY STATEMENT

Dated and to be mailed on or about March 30, 2016

Codorus Valley Bancorp, Inc.

Codorus Valley Corporate Center

105 Leader Heights Road

York, Pennsylvania 17403

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2016

CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

 YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2016

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Codorus Valley Bancorp, Inc. will be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania, on Tuesday, May 17, 2016, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect two Class B directors, each to serve for a three-year term and until their successors are elected and qualified;

2.	To approve an advisory, non-binding resolution regarding executive compensation;

3.	To approve an amendment to our Articles of Incorporation to limit the transactions requiring approval of our shareholders by a supermajority vote;

4.	To ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 2, 2016 are entitled to notice of and to vote at the meeting. Please vote as soon as possible, either electronically through the Internet, by telephone or by following the instructions on the enclosed proxy card and returning the proxy in the envelope provided. Your proxy is revocable at any time by voting again through the Internet or by telephone, or by delivering notice of revocation or a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

Your vote is important and voting electronically through the Internet, by telephone or by written proxy, will ensure your representation at the Annual Meeting if you do not attend in person.

We enclose with this Notice of Annual Meeting and Proxy Statement a proxy card (with voting instructions) and a copy of the Corporation’s 2015 Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

Benjamin F. Riggs, Jr., Esq.
Secretary

York, Pennsylvania

March 30, 2016

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY, EITHER ELECTRONICALLY THROUGH THE INTERNET, BY
TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 17, 2016. This Notice of
Annual Meeting and Proxy Statement, proxy card and 2015 Annual Report are available at: www.proxyvote.com.

GENERAL

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Codorus Valley Bancorp, Inc. (the “Corporation”) to be used at the 2016 Annual Meeting of Shareholders. This Proxy Statement and the related proxy card are being first distributed to shareholders on or about March 30, 2016.

The Corporation will bear the expense of soliciting proxies. In addition to the use of the mail, the directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person or by telephone, e-mail, Internet or facsimile.

The Annual Meeting of Shareholders will be held on Tuesday, May 17, 2016, at 9:00 a.m. at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Shareholders of record at the close of business on March 2, 2016 are entitled to vote at the meeting.

At the Annual Meeting, shareholders will vote:

•	To elect two Class B directors, each to serve for a three-year term;
•	To approve an advisory, non-binding resolution regarding executive compensation;
•	To approve an amendment to our Amended and Restated Articles of Incorporation to limit the transactions requiring approval of our shareholders by a supermajority vote;
•	To ratify the appointment of BDO USA, LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016; and
•	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

In addition, the Corporation may ask shareholders to approve the minutes of the prior shareholders’ meeting. However, approval of such minutes is an administrative action and does not constitute approval of, or a vote for, any of the matters set forth in the minutes.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. Submitting your voting instructions through one of these methods will not affect your right to attend the meeting and will not limit your right to vote at the annual meeting if you later decide to attend in person.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you may have the right to direct your broker or nominee how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street-name shares in person at the meeting unless you obtain a proxy executed in your favor from the holder of record. Please contact your broker or nominee for a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Please note that brokers or nominees may not cast a vote on your behalf for the election of directors or on any other matter that is not routine without instruction from you.

By properly completing a proxy, you appoint Cindy L. Baugher, Jann Allen Weaver and Wanda Waugh as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR election of the director nominees identified in this Proxy Statement, FOR approval of the advisory, non-binding resolution regarding executive compensation, FOR approval of an Amendment to the

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Articles of Incorporation and FOR ratification of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

You may revoke a previously delivered proxy by delivering written notice of revocation to Benjamin F. Riggs, Jr., Esq., Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Riggs at any time before the proxy is voted at the Annual Meeting. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. We will honor the latest vote received. Proxy holders will vote shares represented by written proxies, if properly signed and returned to the Secretary, in accordance with instructions of the shareholders.

If you are a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Wells Fargo Bank, N.A., the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

At the close of business on March 2, 2016, the record date for the Annual Meeting, the Corporation had 7,963,528 shares of common stock, par value $2.50 per share, issued and outstanding. Each share is entitled to one vote on all matters submitted to a vote of the shareholders.

Quorum

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business at the Annual Meeting. Under Pennsylvania law and the Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions, while not votes cast, will be counted as present for purposes of determining the presence of a quorum. Shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the New York Stock Exchange or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified the Corporation that it does not have authority to vote such shares on that matter) will be counted as present for purposes of determining the presence of a quorum only if such shares have been voted at the meeting on a matter other than a procedural motion.

Required Vote

In the case of the election of directors, the two nominees receiving the highest number of votes shall be elected. A “Withhold” vote will have the effect of a vote against the election of the nominee. Abstentions and broker non-votes will have no effect on the election of directors.

Approval of the amendment to the Articles of Incorporation requires the affirmative vote of 75% of the outstanding shares of the Corporation. Approval of each of the other proposals identified in this Proxy Statement requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against each of these other proposals.

Although the Board knows of no other business to be presented at the Annual Meeting, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the instructions of the Board as permitted by Securities and Exchange Commission (SEC) Rule 14a-4(c).

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified

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by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the SEC.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this Proxy Statement, other than as may be required by applicable law or regulation.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to maximize long-term shareholder value in a manner consistent with applicable law and with the highest standards of integrity. The Board adheres to corporate governance practices that the Board and management believe promote this purpose, are sound and represent best practices. We continually review these governance practices against changes in applicable federal and Pennsylvania (the state in which we are incorporated) law, the rules and listing standards of the NASDAQ Stock Market, and the rules and regulations of the SEC, as well as best practices suggested by recognized governance authorities.

Director Independence

Currently, our Board of Directors has eight (8) members. The Board has determined that the following six (6) directors are independent in accordance with the independence standards of the NASDAQ Stock Market: D. Reed Anderson, Esq., Lead Director; Brian D. Brunner; Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; MacGregor S. Jones; and Dallas L. Smith.

In determining the directors’ independence, in addition to matters disclosed under “Related Person Transactions”, the Board of Directors considered each director’s beneficial ownership of Corporation common stock and loan transactions between the Corporation’s wholly-owned bank subsidiary, PeoplesBank, a Codorus Valley Company (the “Bank”), and the directors, their family members and businesses with whom they are associated, as well as any contributions made by the Bank to non-profit organizations with whom such persons are associated. In each case, the Board determined that none of the transactions above impaired the independence of the director.

Board Structure

The Corporation’s senior leadership is currently shared between the Board’s Chairman, President and Chief Executive Officer and the Board’s Vice Chairman and Lead Director.

On August 9, 2015, Rodney L. Krebs, Chairman of the Board of Directors of the Corporation and the Bank, retired from the Board of Directors due to his attaining the mandatory retirement age of 75, as set forth in the Corporation’s bylaws. In connection with Mr. Krebs’ retirement, the Boards of Directors appointed Larry J. Miller, President and CEO of the Corporation and Bank, to the position of Chairman. Additionally, the Boards appointed D. Reed Anderson, Esq., a member of the Board whom the Board has determined to be independent in accordance with the independence standards of the NASDAQ Stock Market, to the position of Vice Chairman and Lead Director.

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The Board believes that Mr. Miller’s service as President and Chief Executive Officer of the Bank since 1981 and the Corporation since 1986 uniquely qualifies him for this role, and that the addition of several key members to the Corporation’s executive management team in recent years allows Mr. Miller the time necessary to perform the additional duties of Chairman. The Board of Directors also believes that Mr. Miller’s leadership of the Corporation over the last thirty years, together with his knowledge of the current business and regulatory environment, will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

Our Chairman is currently responsible for ensuring the smooth functioning and efficient operation of our Board by guiding the processes of our Board, presiding at Board meetings and at shareholder meetings, and acting as a liaison between our Board and our management team. In this regard, our Chairman consults regularly with our executives over business matters and provides our executives with consultation and advice on matters that require prompt attention.

The Corporation has designated D. Reed Anderson, Esq., as the independent Lead Director. As Lead Director, Mr. Anderson presides at any Board meeting at which the Chairman is not present, including executive sessions of the independent directors; serves as a liaison between the Chairman and the independent directors; reviews and consults with the Chairman regarding meeting agendas and meeting schedules of the Board; has the authority to call meetings of the independent directors; receives and responds directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group; serves as Chair of the Corporate Governance and Nominating Committee and assists with the identification and recommendation of Board candidates; and serves as Chair of the Compensation Committee and participates in its evaluation and discussion of the Chief Executive Officer’s performance with the Chief Executive Officer.

Moreover, on at least a semi-annual basis, when the independent directors meet in executive session, without the presence of management, the independent directors meet under the leadership of the independent Lead Director.

Meetings and Committees of the Board of Directors

The Board of Directors of Codorus Valley Bancorp, Inc. met fourteen (14) times during 2015. During 2015, all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. While the Corporation has no formal policy in place, directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of our then serving directors attended the 2015 Annual Meeting of Shareholders, and we anticipate that almost all directors will attend this year’s meeting.

The Board of Directors of the Corporation has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Enterprise Risk Management Committee, each of which is described below.

Audit Committee. The Audit Committee of the Board of Directors is comprised solely of directors who meet the applicable standards for independence of audit committee members of the NASDAQ Stock Market and possess the requisite knowledge or experience to serve on the Audit Committee. The current members of the Audit Committee are: Cynthia A. Dotzel, CPA (Chair); D. Reed Anderson, Esq.; Jeffrey R. Hines, P.E.; and Dallas L. Smith. The Audit Committee met four (4) times during 2015.

The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures and recommending to the Board the engagement of the Corporation’s independent registered public accounting firm. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Cynthia A. Dotzel, CPA, Chair of the Committee, has been designated by the Board as the Audit Committee financial expert. In designating Ms. Dotzel as the Audit Committee financial expert, the Board considered her more than 25 years’ experience as a practicing certified public accountant, and her prior audit

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committee experience. Furthermore, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

The Audit Committee operates under a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “Governance Documents” in the left-hand margin, and then click on the “Audit Committee Charter” link.

Compensation Committee. All members of the Compensation Committee are independent under applicable independence standards of the NASDAQ Stock Market. The current members of the Compensation Committee are: D. Reed Anderson, Esq. (Chairman); Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; MacGregor S. Jones; Brian D. Brunner and Dallas L. Smith. The Compensation Committee met four (4) times during 2015.

The principal duties of the Compensation Committee include evaluating and recommending to the Board compensation plans, policies, and programs for the executive officers of the Corporation and its subsidiaries. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of three or more members of the committee.

The Compensation Committee’s processes and procedures for consideration and determination of executive compensation are described below in the section titled “Compensation Discussion and Analysis” entitled “Role of the Compensation Committee, Management and Compensation Consultant in the Executive Compensation Process.”

The Compensation Committee operates pursuant to a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “Governance Documents” in the left-hand margin, and then click on the “Compensation Committee Charter” link. The Committee has the authority under its charter to select, retain and terminate counsel, consultants and other experts. For information concerning Meridian Compensation Partners, LLC, the compensation consultant currently retained by the committee, see the section of “Compensation Discussion and Analysis” entitled “Role of the Compensation Consultant.”

Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent under applicable independence standards of the NASDAQ Stock Market. The current members of the Corporate Governance and Nominating Committee are: D. Reed Anderson, Esq. (Chairman); Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; Brian D. Brunner; MacGregor S. Jones; and Dallas L. Smith. The Corporate Governance and Nominating Committee met two (2) times during 2015.

The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee.

The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “Governance Documents” in the left-hand margin, and then click on the “Corporate Governance and Nominating Committee Charter” link.

Role of the Board in Risk Oversight

The Board of Directors is responsible for oversight of the various risks facing the Corporation. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Corporation’s business, to allocate responsibilities for the oversight of risks among the full Board and its committees, and to see that management has in place effective systems and processes for managing risks facing the Corporation. Overseeing risk is an ongoing process, and risk is inherently tied to strategy and to strategic decisions. Accordingly, the Board

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considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, management is charged with identifying and managing risk within the risk appetites set by the Board.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following committees play particularly significant roles in carrying out the risk oversight function.

•	The Enterprise Risk Management Committee: The Enterprise Risk Management Committee operates pursuant to a written charter, and provides general risk oversight and is generally responsible for risk management, which includes monitoring and ensuring that credit risk, interest rate risk, liquidity risk, price risk, transaction risk, compliance risk, strategic risk and reputation risk assumed by the Corporation is consistent with the levels established by the Board.

The committee is comprised of the Chief Risk Officer (Chair), President and Chief Executive Officer, Chief Operating Officer, General Counsel, Chief Financial Officer, Chief Credit Officer, BSA and Security Officer, and Loan Review Officer, as well as representatives from the Board of Directors (currently MacGregor S. Jones and Harry R. Swift, Esq.). The Enterprise Risk Management Committee met six (6) times during 2015. The Enterprise Risk Management Committee takes minutes at each of its meetings, and those minutes are reviewed and accepted by the Board of Directors.

•	The Compensation Committee: The Compensation Committee evaluates the risks and rewards associated with the Corporation’s compensation philosophy and programs.

•	The Audit Committee: The Audit Committee oversees the Corporation’s processes for assessing risks and the effectiveness of the Corporation’s system of internal controls. In performing this function, the Audit Committee considers information from the Corporation’s independent registered public accounting firm, internal auditors, and other consultants as it determines appropriate, and discusses relevant issues with management and the independent registered public accounting firm.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board of Directors and to recommend such individuals to the Board of Directors for consideration and nomination. The Corporate Governance and Nominating Committee and the Board of Directors endeavor to recruit and retain Board members who demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity. When evaluating current members of the Board of Directors and prospective candidates for the Board of Directors, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complementary skills, talents and qualities that will position the Corporation to successfully implement its strategic vision.

In addition to requiring that each existing director and candidate for nomination possesses unquestionable character and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to corporate matters, including being prepared for, and participating in, all meetings of the Board of Directors and any committees to which he or she may be assigned. When the Corporate Governance and Nominating Committee is considering current members of the Board of Directors for nomination for reelection, the Committee considers prior performance, as well as meeting attendance records.

The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of management. Potential candidates may also be identified through contacts in the

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business, civic, academic, legal and non-profit communities served by the Corporation. The Chairman of the Corporate Governance and Nominating Committee determines how best to approach director candidates regarding a potential nomination.

Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable standards of the NASDAQ Stock Market, and whether the nominee meets the qualifications for director outlined above, as well as any special qualifications applicable to membership on any committee to which the nominee may be appointed to serve if elected. A majority of the Board of Directors must meet the criteria for “independence” established by the NASDAQ Stock Market, and the Committee will consider any conflicts of interest that might impair that independence prior to making a decision.

The Corporate Governance and Nominating Committee will consider recommendations received from Corporation shareholders. Shareholders may recommend qualified director candidates by writing to:

Benjamin F. Riggs, Jr., Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

Submissions must include information regarding a candidate’s citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board of Directors. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

The Board does not have a formal policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates and there are no differences in how the Corporate Governance and Nominating Committee evaluates a candidate for director based on whether the candidate is recommended by the Committee or by a shareholder.

Nomination of Directors

Article 10, Section 10.1 of the Corporation’s Bylaws requires that nominations for election as a director be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive office of the Corporation not less than 90 days prior to the one year anniversary date of the preceding meeting of shareholders called to elect directors. The notice must provide the specific information required by Section 10.1 of the Bylaws. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If the Board determines that a nomination was not made in accordance with the Bylaws, the shareholder may be given an opportunity to cure any deficiency in accordance with the Bylaws.

You may obtain a copy of the Corporation’s Bylaws by writing to Benjamin F. Riggs, Jr., Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. Additionally, a copy of the Corporation’s current Bylaws has been filed with the SEC as Exhibit 3.1 to Form 8-K filed January 12, 2016.

Deadline for Submission of Shareholder Proposals

In order for a shareholder to include a proposal in the Corporation’s Proxy Statement for presentation at the 2017 Annual Meeting of Shareholders, the proposal must be received by the Corporation at its principal executive offices c/o Benjamin F. Riggs, Jr., Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887, no later than November 30, 2016. Any such proposal must comply with Rule 14a-8 of Regulation

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14A of the proxy rules of the SEC. If a shareholder proposal is submitted to the Corporation after November 30, 2016, it will not be included in the Corporation’s 2017 Proxy Statement.

Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the 2016 Annual Meeting of Shareholders without inclusion in our proxy statement is received at our principal executive offices after February 13, 2016, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

Commencing with the 2017 Annual Meeting, in order for a shareholder proposal to be considered timely, it must be received by the Corporation at its principal executive offices at least 120 days prior to the first anniversary of the date of the Corporation’s release of its proxy statement in connection with the preceding year’s annual meeting and otherwise comply with the provisions of Section 2.6 of the Corporation’s Bylaws. Failure to comply may result in the proposal being disregarded. The deadline for submission in connection with the 2017 Annual Meeting is November 30, 2016.

Communicating with Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board of Directors or its independent directors, individually, or the Board of Directors, collectively, by submitting written correspondence to the following address:

Chairman of the Board of Directors (or name of individual, independent director)

c/o Benjamin F. Riggs, Jr., Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

The Corporate Secretary may facilitate direct communications with the Board of Directors or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chairman of the Board of Directors or individual, independent directors for consideration unless otherwise instructed by the Board of Directors.

PROPOSAL 1 – Election of Directors

The Corporation’s Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) persons. The Bylaws also provide that the Board of Directors shall be divided into three (3) classes, with directors of each class to be elected for a term of three (3) years, so that the term of office of one class of directors expires at the annual meeting each year. Each class consists, as nearly as possible, of one-third of the directors. The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. The Corporation’s Bylaws mandate the retirement of directors at age 75.

The Board of Directors has fixed the number of directors at eight (8). There are two (2) nominees for the Board of Directors for election at the 2016 Annual Meeting. The Board of Directors has nominated the following two (2) individuals for election to the Board of Directors, each for a three-year term:

Nominees for Class B Directors

For a Three Year Term Expiring in 2019

Cynthia A. Dotzel, CPA

Harry R. Swift, Esq.

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Each of the nominees presently serves as a director of the Corporation.

If the nominees should become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the Board of Directors shall determine. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected.

Cumulative voting does not exist in the election of directors. Each share of Corporation common stock is entitled to cast one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the two nominees to be elected.

The Board of Directors recommends a vote FOR the foregoing nominees.

Information about Nominees and Continuing Directors

Information, as of March 30, 2016, concerning the two nominees for election to the Board of Directors and the six continuing directors appears below. Each of the nominees and continuing directors also serves as a director of the Bank.

Name and Age	Director Since	Principal Occupation and Business Experience for the Past Five Years and Positions Held With Codorus Valley Bancorp, Inc. and Subsidiaries

Nominees for Class B – Continuing Directors with Terms Expiring in 2016

Cynthia A. Dotzel, CPA (61)	2011

A lifelong resident of York County, Ms. Dotzel currently serves as a principal and practicing CPA with the public accounting firm of Baker Tilly Virchow Krause, LLP, which acquired SF & Company, CPAs & Business Advisors, in November 2015, where she practiced as a CPA since 2009. Mrs. Dotzel has served as a director of both the Corporation and Bank since 2011 and is the Chair of the Corporation’s Audit Committee, and a member of both the Compensation Committee and Corporate Governance Committee. Prior to her current position, Ms. Dotzel founded the accounting firm Dotzel and Company, where she practiced for over 20 years of experience in the accounting industry. Additionally, Ms. Dotzel has numerous civic, charitable and professional affiliations, many of which involve leadership roles, and previously served as a Board Member and Audit Committee Chair for Waypoint Financial Corp., Waypoint Bank, York Financial Corp. and York Federal Savings & Loan.

The Corporate Governance and Nominating Committee believes that Ms. Dotzel’s professional and financial services experience, as well as her roles in civic, charitable and professional organizations, enable her to provide continued business and financial expertise to the Board of Directors and has nominated her for re-election.

Harry R. Swift, Esq. (68)	2012

Mr. Swift has served as a director of both the Corporation and the Bank since January 2012, is a member of the Corporation’s Enterprise Risk Management Committee and is Chairman of the Bank’s Wealth Management Committee. A resident of York County since 1973, Mr. Swift is an attorney and was employed with the Bank beginning in 1997 and retired as General Counsel and Secretary on December 31, 2013. He remained employed with the Bank on a part time basis until March 31, 2014. At various times, Mr. Swift served as Executive Vice President, Secretary,

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Chief Operating Officer, General Counsel, and Cashier of the Bank and/or the Corporation. Prior to his employment with the Bank, Mr. Swift was in private practice and provided representation to the financial services industry. Mr. Swift has over 30 years of combined service in the financial services industry.

The Corporate Governance and Nominating Committee believes that his 30 plus years of experience in the financial services industry enables Mr. Swift to provide continued business and institutional expertise to the Board of Directors and has nominated him for re-election.

Class A –Continuing Directors with Terms Expiring in 2018

Brian D. Brunner, (60)	2016

Mr. Brunner has served as a director of the Corporation since January 12, 2016 and the Bank since September 15, 2015. He is a member of the Corporation’s Corporate Governance and Nominating Committee, the Corporation’s Compensation Committee and the Bank’s Wealth Management Committee. Mr. Brunner has served as the Division President of Account and Item Processing within the Global Sales Organization of Fiserv, Inc.  and is also a member of the Association for Financial Technology.  Mr. Brunner was an organizer and founding director of Bay Net Community Bank, a de novo bank established in the Baltimore, Maryland region. Mr. Brunner previously served as an independent director on the Board of Madison Bancorp, Inc., which was acquired by Codorus Valley Bancorp, Inc. on January 16, 2015.

The Corporate Governance and Nominating Committee believes that his 30 plus years of experience in the financial services industry, extensive knowledge of the Maryland markets and expertise in financial services technology enables Mr. Brunner to provide unique expertise to the Board of Directors.

Jeffrey R. Hines, P.E. (54)	2011

Mr. Hines has served as a director of both the Corporation and the Bank since 2011. He currently is a member of the Corporation’s Corporate Governance and Nominating Committee, the Compensation Committee and the Audit Committee. Since 2008, Mr. Hines has served as President and Chief Executive Officer, as well as a member of the Board of Directors, of The York Water Company, a Pennsylvania public utility and NASDAQ listed company. Mr. Hines served in various additional capacities with York Water Company since 1995, including Vice President of Engineering, Secretary, Chief Operating Officer and Engineering Manager. Mr. Hines also serves in leadership roles on numerous non-profit and trade organizations.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Hines has developed through his business background, his leadership role at York Water Company, Inc., and his leadership roles in non-profit and trade organizations enable him to provide continued business expertise to the Board of Directors.

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Dallas L. Smith (70)	1986

Mr. Smith has served as a director of both the Corporation and the Bank since 1986 and 1983, respectively, and is a member of the Corporation’s Corporate Governance and Nominating Committee, the Compensation Committee and the Audit Committee and is a member of the Bank’s Wealth Management Committee. Since 1988, Mr. Smith has served as President of Bruce V. Smith, Inc., a retail corporation specializing in furniture (doing business as Smith Village), originally established by his father in 1932. Mr. Smith is a graduate from The Wharton School, University of Pennsylvania and is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Smith has developed through his economic background and his professional experiences as a business leader in the retail sector, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Class C – Continuing Directors with Terms Expiring in 2017

D. Reed Anderson, Esq. (73)	1994

Mr. Anderson currently serves as the Board’s Lead Director. Mr. Anderson has served as a director of both the Corporation and the Bank since 1994. He is a member of the Corporation’s Corporate Governance and Nominating Committee, Chairman of the Compensation Committee, member of the Audit Committee and is also a member of the Bank’s Wealth Management Committee. Mr. Anderson has been an attorney with law firm of Stock and Leader since 1970, having graduated from The Pennsylvania State University and received his J.D. from The Dickinson School of Law. Mr. Anderson served as a Captain in the U.S. Army during the Vietnam War. He has served as Chairman of the Board of Directors of the York County Chamber of Commerce, the York County March of Dimes Foundation, WellSpan Health Systems, and YorkCounts, as well as an elder of Centre Presbyterian Church. Mr. Anderson also currently serves in a number of other leadership capacities for various York County non-profit organizations. He is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Anderson has developed through his background in the legal field, his leadership roles in charitable and community organizations, and his professional experiences as a business leader and lawyer, as well as his knowledge and experience as a director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

MacGregor S. Jones (70)	1993

A resident of York County since 1957, Mr. Jones has served as a director of both the Corporation and the Bank since 1993. He currently is a member of the Corporation’s Corporate Governance and Nominating Committee, the Compensation Committee and the Enterprise Risk Management Committee. A 1968 graduate of

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Gettysburg College, during his career Mr. Jones worked in the manufacturing industry for AMF, Inc., in the computer industry for Computer Allied Systems, Inc., and is a retired Ford and General Motors dealership owner. Currently, Mr. Jones is heavily involved in the field of automotive fuel and energy technology as a stockholder of Talbert Fuel Systems, Inc. and as a Member of York Innovators Group, LLC. Mr. Jones has served in governance capacities for: Gettysburg College, York-Adams Boy Scout Council, Yorkshire United Methodist Church, and on many boards and committees throughout the York community.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Jones has developed through his business background, his leadership roles in charitable and community organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Larry J. Miller (64)	1986

Mr. Miller currently serves as Chairman of the Board, President and Chief Executive Officer for the Corporation, Executive Chairman of the Bank and is currently is a member of the Corporation’s Enterprise Risk Management Committee. A resident of York County since 1972, Mr. Miller has served as a director, President and Chief Executive Officer of both the Corporation and the Bank since 1986 and 1981, respectively, and served as Vice Chairman of both Boards from 2004 until his appointment as Chairman in August 2015. He attended York College of Pennsylvania, is a graduate from The Pennsylvania School of Banking at Bucknell University, and has served as Chairman of the Board of Directors of the United Way of York County, the York County Economic Development Corporation, and YorkCounts and the Cultural Alliance of York County. Mr. Miller is currently Chairman of the Wellspan Health System Board of Directors and serves in leadership capacities for various other non-profit organizations.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Miller has developed through his banking background, his leadership roles in charitable and community organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director and President and Chief Executive Officer of the Bank and Corporation, enable him to provide continued banking and business expertise to the Board of Directors.

INFORMATION CONCERNING SECURITY OWNERSHIP

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after March 2, 2016.

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Beneficial Ownership of Principal Holders

The following table shows, to the best of the Corporation’s knowledge, those persons or entities who owned of record or beneficially, on December 31, 2015, more than 5% of the Corporation’s outstanding common stock.

Name & Address	Amount & Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class
The Banc Funds Company LLC affiliates	748,533(1)	9.60%
20 North Wacker Drive, Suite 3300
Chicago, IL 60606

FMR LLC	694,500(2)	8.99%
245 Summer Street
Boston, MA 02210

Wellington Management Group LLP	552,051(3)	7.15%
c/o Wellington Management Co. LLP
280 Congress Street
Boston, MA 02210

(1)	This information is based solely on Schedule 13G/A filed jointly by Banc Fund VI L.P, Banc Fund VII L.P., Banc Fund VIII, L.P., and Banc Fund IX L.P., (the “Partnerships”) with the SEC on February 8, 2016, reporting ownership as of December 31, 2015. The Partnerships are directly or indirectly controlled by The Bank Funds Company, LLC. Charles J. Moore, the principal shareholder of The Banc Funds Company LLC, has voting and investment power over all 748,533 shares beneficially owned by the Partnerships.

(2)	This information is based solely on Schedule 13G/A filed by FMR LLC with the SEC on February 12, 2016 reporting ownership as of December 31, 2015. FMR LLC has sole voting power over 60,554 shares beneficially owned and sole disposition power over all 694,500 shares beneficially owned.

(3)	This information is based solely on Schedule 13G filed by Wellington Management Group LLP with the SEC on February 11, 2016 reporting ownership as of December 31, 2015. Wellington Management Group LLP has shared voting and investment power over all 552,051 shares beneficially owned.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of March 2, 2016, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Corporation beneficially owned by each director, each nominee for director, each of the named executive officers and all executive officers and directors of the Corporation as a group.

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Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Nominees
D. Reed Anderson, Esq.	43,552(2)	*
Brian D. Brunner	10,250(3)	*
Cynthia A. Dotzel, CPA	37,666(4)	*
Jeffrey R. Hines, P.E.	6,498(5)	*
MacGregor S. Jones	35,049(6)	*
Larry J. Miller	102,336(7)	1.28%
Dallas L. Smith	45,739(8)	*
Harry R. Swift, Esq.	7,799(9)	*
Other Executive Officers
A. Dwight Utz	14,796(10)	*
Michael F. Allen	5,578 (11)	*
Michael D. Peduzzi, CPA	4,343(12)	*
Benjamin F. Riggs, Jr., Esq.	3,030(13)	*
Diane E. Baker, CPA	6,995(14)	*
Stephen M. Altland	13,354(15)	*
Amy L. Doll	3,433(16)	*
All Executive Officers and Directors as a Group (15 persons)	334,840	4.16%

* Indicates beneficial ownership of less than 1%.
(1) Unless otherwise indicated, to the knowledge of the Corporation, all persons listed have sole voting and investment power with respect to their shares of Corporation common stock, except to the extent authority is shared by spouses under applicable law. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 2, 2016 (“presently exercisable stock options”).
(2) Includes 11,869 shares held in Mr. Anderson’s 401(k) plan and 22,309 shares issuable pursuant to presently exercisable stock options.
(3) Includes 10,250 shares held jointly with Mr. Brunner’s spouse.
(4) Includes 4,709 shares issuable pursuant to presently exercisable stock options.
(5) Includes 141 shares held jointly with Mr. Hines’ spouse, 1,258 shares held by his spouse and 4,599 shares issuable pursuant to presently exercisable stock options.
(6) Includes 23,239 shares held jointly with Mr. Jones’ spouse, 4,951 shares held in his spouse’s IRA, and 4,856 shares issuable pursuant to presently exercisable stock options.
(7) Includes 22,423 shares held jointly with Mr. Miller’s spouse, 1,823 shares held jointly with his daughter, 1,823 shares held jointly with his son, 1,415 shares held in Mr. Miller’s IRA, 11,643 shares of unvested restricted stock, and 3,621 shares issuable pursuant to presently exercisable stock options.
(8) Includes 894 shares held in Mr. Smith’s spouse’s IRA and 22,174 shares issuable pursuant to presently exercisable stock options.
(9) Includes 500 shares held in Mr. Swifts’ IRA and 2,941 shares issuable pursuant to presently exercisable stock options.
(10) Includes 12,500 shares held in Mr. Utz’s IRA and 2,296 shares of unvested restricted stock.
(11) Mr. Allen resigned from his position as Vice President and Chief Operating Officer on March 31, 2015. Mr. Allen beneficially owned 5,578 shares as of the date of his resignation.
(12) Includes 1,000 shares held in Mr. Peduzzi’s IRA, 1,574 shares of unvested restricted stock and 1,769 shares issuable pursuant to presently exercisable stock options.
(13) Includes 1,261 shares of unvested restricted stock and 1,769 shares issuable pursuant to presently exercisable stock options.
(14) Includes 1,401 shares of unvested restricted stock and 3,242 shares issuable pursuant to presently exercisable stock options.
(15) Includes 1,698 shares of unvested restricted stock and 9,015 shares issuable pursuant to presently exercisable stock options.
(16) Includes 1,493 shares of unvested restricted stock and 1,859 shares issuable pursuant to presently exercisable stock options.

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Executive Officers

The following table identifies each of the executive officers of the Corporation, their age as of March 30, 2016, the position they currently hold and their professional experience during the prior five years.

Name	Age	Position and Prior Professional Experience

Larry J. Miller	64

Chairman of the Corporation and the Bank since 2015; President and Chief Executive Officer of the Corporation since 1986; Executive Chair of the Bank since March 8, 2016; and President and Chief Executive Officer of the Bank from 1981through his retirement from such positions on March 8, 2016.

A. Dwight Utz	61

Executive Vice President and Chief Operating Officer of the Corporation since September 2015; Executive Vice President and Chief Operating Officer of the Bank from September 2015 through the date of his appointment as President and Chief Executive Officer of the Bank on March 8, 2016; President and Chief Executive Officer of ECB Bancorp, Inc. and East Carolina Bank from 2009 to June 2013; Executive Vice President and Chief Retail Officer of MidSouth Bancorp, Inc. from 2001 to 2009.

Benjamin F. Riggs, Jr., Esq.	52

General Counsel and Secretary of the Corporation and Bank since January 2014; General Counsel and Secretary of Four Seasons Produce, Inc. 2005 to 2013; Vice President and Senior Counsel of Sovereign Bank from 2004 to 2005; Vice President and Assistant General Counsel of Waypoint Bank from 2000 to 2004; Assistant General Counsel of York Federal Savings & Loan Association from 1994 to 2000.

Michael D. Peduzzi, CPA	50

Senior Vice President and Chief Financial Officer of the Bank since 2015; Treasurer and Assistant Secretary of the Corporation since 2015; Shareholder and Principal of S.R. Snodgrass, PC (certified public accounting firm) from 2011 to 2014; Executive Vice President and Chief Financial Officer of Union National Financial Corp. from 2007 to 2011.

Diane E. Baker, CPA	45

Senior Vice President and Chief Risk Officer since March 2016; Enterprise Risk Management Officer from 2014 to March 2016; Vice President and Internal Auditor of the Corporation and Bank from 2002 to 2014.

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INFORMATION CONCERNING COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

The Compensation Committee (referred to in this discussion as the “Committee”) assists the Board of Directors and maintains responsibility for establishing and implementing the Corporation’s executive compensation philosophy, as well as monitoring adherence to the policies and practices of compensation programs maintained by the Corporation for all employees (including equity and non-equity-based incentive programs and retirement programs). This Compensation Discussion and Analysis section is intended to help our shareholders understand the Corporation’s compensation philosophy, objectives, components and practices. This section also describes the Committee’s decisions made during 2015 as they relate to the compensation of our named executive officers.

The following officers have been identified as our named executive officers:

Larry J. Miller	–	Chairman, President and Chief Executive Officer of the Corporation
Michael D. Peduzzi	–	Sr. Vice President and Chief Financial Officer of the Bank
Michael F. Allen	–	Former Executive Vice President/Chief Operating Officer of the Bank
Benjamin F. Riggs, Jr.	–	General Counsel and Secretary of the Corporation
Amy L. Doll	–	Sr. Vice President and Chief Lending Officer of the Bank
Stephen M. Altland	–	Sr. Vice President/Wealth Management Division of the Bank

Executive Summary

Key 2015 Business Accomplishments

The 2015 year was a very successful one for the Corporation despite a very challenging economic and regulatory environment. The Corporation continued to evolve as we completed the merger acquisition of Madison Bancorp, Inc., and continued our organic growth through the opening of multiple new offices. As we look back on the 2015 year as an organization, we are extremely proud of the following key accomplishments:

Key Strategic Accomplishments:

•	Successfully completed the merger acquisition of Madison Bancorp, Inc. (“Madison”) with minimal organizational, operational or accounting challenges, which added over $130 million in assets, $120 million in deposits, twenty-two associates, and four additional financial centers to our Maryland footprint, including branches in the highly-desirable markets of Baltimore and Harford Counties.

•	Opened a new financial center in Shrewsbury, Pennsylvania, featuring enhanced technologies and reflecting a new prototype financial center design.

•	Relocated our South Hanover, Pennsylvania financial center from a leased facility to a newly-constructed office reflecting the same modernistic design and technological capabilities as the Shrewsbury prototype.

•	Consolidated two financial centers in the city of York, Pennsylvania into one larger and more modern Center City York financial center, providing for expanded services for customers, while realizing long-term cost savings through the overhead reduction of two leased locations to one. We also consolidated two financial centers in Bel Air, Maryland, moving the personnel and accounts from a smaller loan-production office to an adjacent full-service financial center acquired in the Madison transaction. Beyond one-time lease termination costs, the consolidation will provide long-term overhead savings without a compromise to access or services for our Bel Air, Maryland customers.

•	Acquired and renovated a commercial building located in close proximity to our corporate headquarters to serve as the PeoplesBank Administrative Services Center and to fulfill operational and administrative needs required of our expanding customer base.

•	Further solidified our executive leadership team and Board of Directors with the hiring of a new Executive Vice President and Chief Operating Officer, the appointment of a new Chief Lending Officer, and the appointment of a new, independent director.

Key Financial Accomplishments:

•	Total assets grew to over $1.4 billion by the end of 2015, and total loans grew to over $1.1 billion, reflecting both continued organic growth throughout the year in our core business banking activities, as well as the loans and deposits added from our January 2015 acquisition of Madison.

•	Earnings for the year ended December 31, 2015 were $1.76 per share basic and $1.75 per share diluted, with a return on average equity of 8.94 percent, as adjusted.

•	Distributed to common shareholders both a five percent common stock dividend and cash dividends totaling $0.486 per share.

•	Completed a $34.5 million public offering of common stock, resulting in net proceeds of approximately $32 million, enhancing our already well-capitalized financial position, providing support for our ongoing loan growth and future franchise expansion, and providing a source of funds to facilitate the redemption of the remaining $12 million of preferred stock held by the U.S Treasury pursuant to the Small Business Lending Fund program.

Key 2015 Compensation Program Attributes

The Committee strives to implement an executive compensation program that is aligned with the philosophy of the Corporation, as well as achieves its desired objectives. Overall, we believe that our compensation programs are fair, reasonable, competitive with our peers and reflective of best practice. Listed below are some of the key attributes of our compensation program, which form the basis for our opinion:

•	Our salaries are competitive with the median for comparably-sized banks.

•	Our overall compensation program is performance-oriented and reflects our pay-for-performance culture.

•	We have strong risk-mitigating design principles, such as placing caps on our annual incentive opportunities, measuring performance across multiple measures - including asset quality, and including vesting requirements on our long-term incentive awards.

•	We seek and receive advice from independent experts in executive compensation.

2015 Compensation Decisions

The Corporation’s significant accomplishments in 2015, including those identified above, led to a number of decisions by the Committee and Board throughout the year that reflect the desire to retain and motivate an employee base and executive team that will continue to challenge each other for performance results. Key highlights as they relate to compensation programs or actions include:

•	Mid-year salary adjustments for certain named executive officers to more closely reflect market value for such positions, as well as increased responsibilities arising as a result of the growth of the Corporation and the assumption of additional duties resulting from the resignation of the Corporation’s Chief Operating Officer in the first quarter.

•	Continued inclusion of performance goals and caps in our annual executive incentive plan to promote short-term, but responsible, growth.

•	Continued reliance on equity grants with various vesting periods to incent retention and promote long-term stock appreciation.

The remainder of this Compensation Discussion & Analysis, as well as the Summary Compensation Table and supporting tabular disclosures, are intended to provide greater detail on the compensation philosophy, roles, programs, processes, and actions in 2015.

Executive Compensation Philosophy and Objectives

The Committee believes the success of the Corporation is driven through hiring, developing and retaining qualified executives who are motivated to perform for the benefit of our employees, customers, shareholders and the community. The executive compensation program is designed to:

•	Further the strategic goals of the Corporation.

•	Align the interests of our executives with our shareholders.

•	Be balanced in terms of the mix of cash and equity compensation payable under the program.

•	Be competitive with our peers.

•	Motivate and reward executives for achievement of high levels of performance against defined goals and objectives – both short- and long-term.

•	Enable the Corporation to attract and retain key executives capable of maximizing the Corporation’s performance.

•	Be prudent and fiscally responsible.

•	Ensure regulatory compliance.

•	Provide for a balanced mix of fixed and variable compensation.

•	Motivate and reward executives without encouraging undue risk-taking which could materially threaten the safety and soundness of the Corporation or any individual business unit.

The Corporation seeks to provide all of its executive officers with a comprehensive program of compensation and benefit opportunities consistent with prevailing practices among publicly-traded financial services organizations of similar asset size (including slightly smaller and slightly larger), market profiles, operating circumstances and regionally similar geographic locations. The Committee believes that this level of market competitiveness appropriately positions the Corporation to attract, motivate, reward and retain the caliber of executive talent required to enable the Corporation to achieve its short- and long-term strategic goals and objectives. When deemed necessary by the Committee, position values are established based on compensation practices of larger institutions with which the Corporation competes for executive talent in its local and regional labor market.

The executive compensation program is intended to provide participating executives with a balanced and market-competitive mix of fixed and performance-based variable compensation and benefit provisions. The variable compensation features include annual cash incentives to reward short-term performance relative to our annual business plans and long-term incentives, in the form of equity grants, to reward future performance of the Corporation and increased shareholder value. Short- and long-term incentives are designed to focus executives’ efforts on the strategic goals and objectives of the Corporation and to link executives’ financial rewards with the interests of the Corporation’s shareholders.

All components of compensation, both fixed and variable, are targeted at the median of our industry peer group, as identified by the Committee in consultation with its compensation consultant. The variable incentive award opportunities allow executives to earn total compensation which is above the median of industry norms when their individual and collective performance significantly exceeds established goals and objectives as outlined in the Corporation’s strategic plan or goals and objectives established for their positions. When corporate and or individual performance is below goals and objectives, variable compensation plans are designed to result in compensation that lags behind the market.

Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee is appointed by the Corporation’s Board of Directors to discharge the Board’s responsibilities relating to compensation of the Corporation’s executive officers and other key employees of its subsidiaries. Six members of our Board of Directors sit on the Committee, each of whom is an independent director under the NASDAQ Stock Market listing requirements. To fulfill its responsibilities, the Committee meets approximately quarterly throughout the year (four times in 2015). The Chair of the Committee reports on Committee actions at meetings of the Board of Directors and prepares written minutes of Committee meetings, which are accepted to the Board.

The Committee has overall responsibility for evaluating and approving the compensation plans, policies and programs of the Corporation applicable to its key executives. In discharging its responsibilities, the Committee establishes the Corporation’s general compensation philosophy, and oversees the development and implementation of the Corporation’s executive compensation programs and related policies.

The Committee reviews the operation and effectiveness of the executive compensation program on a continuous basis discussing current regulatory issues, industry trends and internal Corporation needs with respect to executive compensation.

The Committee may request information from management about the Corporation, the performance of the business and the executive compensation program to evaluate effectiveness and to recommend program modifications and changes for Board consideration. It may also recommend to the Board changes in the scope of its responsibilities beyond the positions currently designated as “executive” to include other critical positions in the Corporation.

Based upon corporate goals and objectives approved by the Board, the Compensation Committee annually reviews and approves corporate goals and objectives that are specifically relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. Based on such evaluation, the Committee sets the compensation (including base salary, incentive compensation, employment terms (such as severance agreements, employment agreements and change in control agreements, if and when appropriate) and equity-based awards or special or supplemental benefits)) of the Chief Executive Officer subject to ratification by the full Board of Directors. In determining compensation, the Compensation Committee may consider, among other factors, the Corporation’s performance and relative shareholder return, the nature, extent and acceptability of risks that the Chief Executive Officer may be encouraged to take by such compensation, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Chief Executive Officer in past years.

In addition to determining Chief Executive Officer compensation, the Committee annually reviews and recommends to the Board for approval the compensation of executive officers other than the Chief Executive Officer.

The Committee is also responsible for reviewing the Corporation’s incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans. Unless their administration is otherwise delegated in accordance with the provisions of such plans, the Committee administers such plans, including determining any incentive or equity-based awards to be granted to executive officers under such plans.

In order to discharge its responsibilities, the Committee has the authority and is provided the resources to obtain advice and assistance from internal or external legal, compensation, human resource, accounting and other advisors or consultants as it deems necessary or appropriate. These services are provided as a matter of practice as requested by the Committee and such advisors report directly to the Committee.

Details on the Committee’s functions are more fully described in its charter. As part of its responsibilities, the Committee reviews its charter in the development of an annual work plan and recommends any proposed changes to the Board for approval. The Committee’s Charter can be viewed at the Corporation’s website, www.peoplesbanknet.com under the “Governance Documents” tab.

The Committee will continue to review, evaluate, and revise the compensation philosophy as appropriate to meet its desired objectives.

Role of the Compensation Consultant

The Committee has the authority to hire, fire, and seek the services of compensation consulting and advisory firms as it deems appropriate. These advisors serve as independent counsel and report directly to the Committee. As a matter of general policy the Committee does not prohibit its advisors from providing services to management, but any such engagements must be approved by the Committee.

In August 2015, the Committee hired the independent outside consulting firm Meridian Compensation Partners, LLC, sometimes referred to in this discussion as Meridian, which specializes in executive and board compensation. Meridian reports directly to the Committee and carries out its responsibilities to the Committee in coordination with the human resources department, as requested by the Committee. Meridian only provides services on behalf of the Committee and did not perform any additional services to the Corporation during 2015.

In December 2014, Mosteller & Associates, Inc. provided guidance to the Committee in establishing base salaries for the Chief Executive Officer and other named executive officers for 2015. Mosteller continued to provide these services until the hiring of Meridian in August 2015.

Role of Management

The Committee often requests one or more members of executive or senior management, such as the Chief Executive Officer and Senior Vice President of Human Resources, to be present at Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated. Although the Committee is ultimately responsible for executive compensation decisions, information and input from senior management is critical to ensuring the Committee and its advisors have the information needed to make informed decisions. Executives may provide insight, suggestions or recommendations regarding executive compensation. However, only Committee members vote on decisions regarding executive compensation. In all cases, no executive officer shall be present at meetings at which their compensation or performance is discussed or determined by the Committee.

Below is a summary of the role of management in assisting the Committee to discharge its responsibilities:

•	The Chief Executive Officer develops recommendations for corporate goals and corresponding weightings and incentive performance metrics for the annual executive incentive plan and presents the same to the Committee for its consideration. The Committee has final approval of the goals, weightings and metrics to be used for purposes of the annual executive incentive plan.

•	The Chief Executive Officer presents performance summaries and recommendations relating to the other named executive officers and other key executives’ compensation to the Committee for its review and approval. The Committee Chair ensures feedback is shared with the full Board for the purposes of making informed compensation decisions.

•	As deemed necessary, the Chief Executive Officer and Senior Vice President of Human Resources provide the Committee with data necessary to evaluate and implement compensation proposals and programs.

•	The Senior Vice President of Human Resources coordinates external legal support related to employment agreements and retirement programs.

•	The Senior Vice President of Human Resources provides data and information to the Committee, as requested, and also assists the Committee Chair in determining the logistics and agenda for the meeting.

•	At the direction of the Committee, the Senior Vice President of Human Resources works with outside consultants to provide data and information relative to the Committee’s needs and objectives.

Factors Considered in Determining Executive Compensation

The Committee’s compensation decisions throughout the year were supported by various analyses, information and input including, but not limited to:

•	Total compensation philosophy and objectives.

•	Pay target guidelines as developed in consultation with our independent compensation consultant.

•	Strategic plans and performance relative to annual goals.

•	Competitive benchmarking reviews conducted by our independent compensation consultant.

•	Risk assessment/mitigation considerations.

•	Individual performance, overall leadership, and potential.

•	Individual performance related to leading and upholding the Corporation’s vision, mission and values.

•	External influences, economic conditions and industry factors.

•	Executive attraction and retention considerations.

•	Best/emerging practices as provided by outside consultants.

•	Changing regulations.

•	Director and Committee input as gathered during executive sessions.

•	Internal equity considerations.

•	Cost, tax, and accounting considerations.

Competitive Benchmarking

In August, 2015, Meridian was retained by the Committee to conduct a comprehensive review of the Corporation’s executive compensation program. The purpose of this review was to provide an independent and objective analysis of all elements of compensation (individually and in the aggregate), including pay and performance alignment relative to the practices of a new market and peer group prompted by the growth of the organization. In addition, the Committee reviewed best/emerging practices as provided by Meridian in relation to key compensation governance institutions and shareholder advisory firms. Ultimately, the combination of information derived from Meridian regarding competitive market data and the Committee’s review of compensation governance best practices was determined to support the compensation decisions previously made and, yet to be made, for the organization.

A primary data source used in setting competitive market practices for the named executive officers is the information publicly disclosed by a peer group of other publicly traded bank holding companies. This peer group was developed by Meridian using objective parameters that reflect institutions of similar asset size operating within our geographic region, and was ultimately discussed with and approved by the Committee. The peer group will be reviewed and updated from time to time, as appropriate, since comparable institutions may change depending on the current size of the Corporation, acquisitions and business focus of the Corporation or peer institutions. Overall, the goal is to maintain data from a group of 20 comparative bank holding companies that provide a market perspective for executive compensation.

The 2015 peer group consisted of 20 bank holding companies in Pennsylvania and contiguous states ranging from approximately $1 billion to $3 billion in assets, positioning the Corporation slightly below the median in terms of asset size.

The following is the peer group used as a result of the November 2015 review conducted by Meridian:

Univest Corporation of Pennsylvania	Sun Bancorp, Inc.
Arrow Financial Corporation	CNB Financial Corporation
Suffolk Bancorp	Peoples Financial Services Corp.
Chemung Financial Corporation	BCB Bancorp, Inc.
First United Corporation	Old Line Bancshares, Inc.
Penns Woods Bancorp, Inc.	Republic First Bancorp, Inc.
Citizens & Northern Corporation	Orrstown Financial Services, Inc.
Community Financial Corporation	AmeriServ Financial, Inc.
ACNB Corporation	Shore Bancshares, Inc.
1st Constitution Bancorp	Unity Bancorp, Inc.

In addition to the peer group data, Meridian used several other sources of data to identify general compensation trends with respect to cash compensation (i.e., base salary and incentives), including comparative data from industry surveys using the appropriate scope (asset size and region) and a proprietary database of national banking compensation data. Data utilized reflected institutions representing similar asset size and region to the Corporation.

Information derived from the competitive market analysis was used by Meridian to develop market competitive guidelines intended to support the Corporation’s total compensation philosophy. Using this information, Meridian then presented to the Committee the guidelines for base salary, short and long-term incentive targets and estimated total direct compensation (assuming all elements paid at expectation/goal levels), so the Committee could see the potential pay and range of pay for each executive role. These guidelines provided a framework for consideration by the Committee in setting future compensation levels as described below.

Total Compensation and Performance Alignment

The Committee seeks to ensure that the total compensation package paid to executives is considered in the aggregate (i.e., the sum of its parts) and is properly aligned with the Corporation’s performance. The Corporation’s performance is evaluated in light of a number of factors, including corporate and individual performance in light of our own performance targets and industry/peer results, overall financial performance and strategic accomplishments that position the Corporation for success going forward. Performance goals in our incentive plans are positioned at levels that are achievable, but require increased effort on the part of our management team.

The Committee receives regular updates on the Corporation’s performance relative to performance goals and industry realities.

The Committee will continue to refine its assessment processes and peer groups to ensure its comparisons are appropriate.

Risk Assessment/Mitigation Considerations

As a bank holding company with its principal subsidiary a Pennsylvania-chartered bank, both of which are subject to significant federal and state regulation and regulatory oversight, the Corporation has always adhered to defined risk guidelines, practices and controls designed to ensure the safety and soundness of the organization. Our management and Board of Directors conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and appropriate practice, supplemented by our internal audit and compliance function.

Annually, the Committee reviews the Corporation’s executive incentive plans and assesses the extent to which incentives established by these policies relate to or influence excessive risk-taking on the part of participating employees. The Committee reviewed the plans in January 2015, including a discussion of the revised and expanded annual executive incentive plan, and the performance goals driving awards under these plans. The performance goals include measures intended to ensure that participating executives do not engage in activities or behaviors that create undue risk for the Corporation.

The Committee approved a clawback policy on January 12, 2016 that requires, to the extent legally permitted, the return, repayment or forfeiture of any annual or long-term incentive compensation payment or award made or granted to any current or former executive officer if the payment or award was based on financial statements filed with the SEC within the prior 3-years that were subject to a restatement due to noncompliance with the rules and regulations of the SEC or misconduct by an executive officer.

Assessing Industry Competitiveness

Based on the information provided by Meridian, as well as national and regional compensation practice survey reports for financial services companies with assets of similar size scope to the Corporation, the Committee believes the types and levels of compensation provisions included in our executive compensation program are consistent with current features and “best practices” among organizations of similar size, regional geography and type.

Compensation Components and 2015 Decisions

The Corporation’s compensation program consists of four main components: Base Salary, Annual Incentives, Long-Term Incentive/Equity, and Benefits and Perquisites. The following section summarizes the role of each component in the decision making process, how decisions are made and the resulting 2015 decision with respect to the named executive officers.

Base Salary

Objective. The Corporation believes the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be competitive with the practices of comparable financial institutions in the region.

Typically, the Committee sets base salary for each executive in January of each year. Salaries are determined in consideration of the competitive market for similar roles, as well as each individual’s experience, performance and contributions. Input from the Chief Executive Officer is considered in setting executive salaries, while the Committee is solely responsible for recommending the Chief Executive Officer’s salary.

Annual opportunities for salary increases may be affected by changes in the market value of the position, but are based primarily on the performance of the individual during the most recent performance period.

2015 and 2016 Decisions. In August 2015, the Committee retained Meridian to complete an executive total compensation review, using a new peer group including financial organizations with assets between $1 billion and $3 billion in Pennsylvania and contiguous states. In January 2016, after thoroughly reviewing the results of the 2016 executive total compensation review, the Committee affirmed its previous direction to establish base salary compensation in relation to the peer group benchmarks. The Committee approved the following base salary adjustments:

Named Executive Officer	Title	2015 Base Salary(1)		% Increase	2016 Base Salary
Larry J. Miller	Chief Executive Officer	$460,000	(2)	0.0%	$460,000
Michael D. Peduzzi	Chief Financial Officer	$200,000	(3)	7.5%	$215,000
Amy L. Doll	Senior Vice President	$200,000	(4)	5.0%	$210,000
Benjamin F. Riggs, Jr., Esq.	General Counsel	$180,000	(5)	3.9%	$187,000
Stephen M. Altland	Senior Vice President	$175,000	(6)	5.7%	$185,000
(1) Base salary amounts reflect interim increases made during 2015.

(2) Mr. Miller did not receive an interim increase during 2015.
(3) Mr. Peduzzi’s base salary was increased by $15,000 on June 15, 2015.
(4) Ms. Doll’s base salary was increased by $20,000 on April 15, 2015, $10,000 on June 15, 2015 and $15,000 on August 15, 2015. The April 15, 2015 increase was a result of her appointment to the position of Chief Lending Officer. The June 15, 2015 increase was a result of range adjustments made by the Compensation Committee based upon information provided by Mosteller. The August 15, 2015 increase was a result of range adjustments made by the Compensation Committee based upon information provided by Meridian.
(5) Mr. Riggs did not receive an interim increase during 2015.
(6) Mr. Altland’s base salary was increased by $5,000 on June 15, 2015 and by $5,000 on August 15, 2015. The June 15, 2015 increase was a result of range adjustments made by the Compensation Committee based upon information provided by Mosteller. The August 15, 2015 increase was a result of range adjustments made by the Compensation Committee based upon information provided by Meridian.

Annual Incentives

Objectives and Process. Initially adopted in 2012, the objective of the Corporation’s annual executive incentive plan is to motivate and reward key members of management for achieving specific corporate and individual performance goals that support the Corporation’s strategic plan through the use of cash awards. Awards under this plan represent compensation that must be earned (and re-earned each year) based upon corporate performance.

The proposed corporate performance goal for the incentive plan is developed by the Chief Executive Officer based on budget projections and is typically presented by the Chief Executive Officer to the Committee in January or February of each year. To support and enhance the team dynamics among the executive group, the corporate performance goal is identical for each participant. Once the performance goal is finalized and approved by the Committee, it is presented to the full Board for final approval.

The annual executive incentive plan provides target payout opportunities that are intended to be consistent with those offered by the Corporation’s peers. The targets and performance measures for the 2015 compensation year are described below. In the event that awards are not triggered in a plan year due to a failure to achieve the threshold goal, the Board of Directors may create a pool equal to 3% of the base compensation of plan participants, other than the Chief Executive Officer, and pay awards to such participants in such amounts as the Board deems appropriate to reflect exceptional individual performance, if any.

Award Opportunity: The table below illustrates the 2015 award opportunities (expressed as a percentage of base salary) available under our annual executive incentive plan upon achievement of the Corporate performance measure.

Participant	Threshold Performance (90% of Goal)	Target Performance (100% of Goal)	Maximum Performance (120% of Goal)
Chief Executive Officer	12.5%	25%	37.5%
Other Named Executive Officers	10%	20%	30%

Trigger/Gate: Prior to the payment of any award under the plan, the Corporation’s external auditors must attest to the financial performance of the Corporation to determine whether the performance measure was achieved. The Chief Executive Officer reviews the financial performance generally and in relation to the strategic goals.

Corporate Performance Measure: The 2015 performance measure was budgeted net income (defined in the plan as net income after all expenses, excluding the anticipated expense of any awards payable under the plan). In order to trigger awards under the plan, the Corporation was required to achieve at least 90% of budgeted net income (in order to payout at the Threshold level). Payouts at the Target or Maximum level required achievement of 100% and 120% of budgeted net income, respectively. In the event that performance falls between two categories, the award opportunity is interpolated between the two categories. For example, if performance was 95% of budgeted net income, then the award opportunity for the Chief Executive Officer would be 18.75%.

The table below sets forth the 2015 performance measures based upon a budgeted net income goal of $11,924,000:

Threshold Performance (90% of Goal)	Target Performance (100% of Goal)	Maximum Performance (120% of Goal)

$10,731,600	$11,924,000	$14,308,800

Individual Performance Factor: The Board of Directors retains discretion under the plan to adjust an individual’s award, up or down, by up to 20% in the case of the Chief Executive Officer and 35% in the case of all other participants, taking into account the individual’s performance during the year. A decision to make an adjustment is based on input from the Chief Executive Officer as to all other participants, or the Committee, as to the Chief Executive Officer. The Board of Directors retains discretion to suspend payments under the plan if it determines that excessive risk has been taken by one or more individuals.

Potential Award Ranges: The table below illustrates the total potential 2015 award ranges (expressed as a percentage of base salary) available under our annual executive incentive plan, taking into account the corporate performance measure and the potential impact of the individual performance factor:

Participant	Threshold Performance (90% of Goal)	Target Performance (100% of Goal)	Maximum Performance (120% of Goal)
Chief Executive Officer	10 - 15%	20 - 30%	30 - 45%
Other Named Executive Officers	6.5 – 13.5%	13 - 27%	19.5 – 40.5%

2015 Awards: For 2015, performance fell within the Threshold measure (94% of budgeted net income). The following table summarizes the 2015 annual incentive awards paid pursuant to the annual incentive plan in February 2016 to the Chief Executive Officer and the other named executive officers.

Named Executive Officer	Title	2015 Non-Equity Incentive Awards	Percentage of Base Salary
Larry J. Miller	Chief Executive Officer	$100,000	21.7%
Michael D. Peduzzi	Chief Financial Officer	$28,019	14.0%
Amy L. Doll	Senior Vice President	$27,163	13.6%
Benjamin F. Riggs, Jr., Esq.	General Counsel	$22,217	12.3%
Stephen M. Altland	Senior Vice President	$23,749	13.6%

Long-Term Incentive/Equity Compensation

Objectives. The granting of equity-based incentives is viewed as a desirable long-term incentive compensation strategy because it closely links the interest of management with shareholder value, aids in employee retention, and motivates executives to improve the long-term stock market performance of our common stock.

When granting equity-based incentives to executives, the Committee considers the competitive market practice, corporate performance and/or individual performance. The Committee also considers the Chief Executive Officer’s recommendations for other named executive officers, which are based upon each executive’s level of responsibility and contribution towards achievement of our business plan and objectives. The Committee is authorized, in its discretion, to grant equity-based awards under the Corporation’s existing stock option and stock incentive plans and upon such terms and conditions as the Committee may determine. Historically, equity-based incentive awards have been granted on an annual basis in the form of stock options and restricted stock.

2015 Award Decisions. In November 2015, the Chief Executive Officer presented recommendations for equity-based long term incentive awards to executive officers (other than himself) in the form of restricted stock grants and stock options to the Committee. The recommendations were based on an analysis of best practices among our peer group relative to equity awards and guidelines provided by Meridian. On the basis of these recommendations and the guidelines provided by Meridian, the Committee approved equity awards in the form of restricted stock grants to the Chief Executive Officer and of restricted stock grants and stock options to executive officers, which vest in equal amounts over a three year period. The 2015 grants awarded to the named executive officers on November 17, 2015 are summarized below and in the Grants of Plan Based Awards Table on page 37. All awards were made under the Corporation’s 2007 Long-Term Incentive Plan (the “2007 Plan”).

Named Executive Officer	Title	Grant Date	Option Awards (#)	Restricted Shares Granted (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Value Fair Value of Stock and Option Awards ($)
Larry J. Miller	Chief Executive Officer	11/17/15	-	6,606	-	137,999
Michael D. Peduzzi	Chief Financial Officer	11/17/15	5,261	1,005	20.89	41,993
Amy L. Doll	Senior Vice President	11/17/15	5,261	1,005	20.89	41,993
Benjamin F. Riggs, Jr., Esq.	General Counsel	11/17/15	3,632	694	20.89	28,995
Stephen M. Altland	Senior Vice President	11/17/15	4,634	885	20.89	36,985

In total, the Corporation granted 5,185 incentive stock options, 51,074 non-qualified stock options, and 17,558 shares of restricted stock under the 2007 Plan to the Corporation’s executive and other officers in 2015. The 2007 Plan originally reserved 527,227 shares (adjusted for stock dividends) of the Corporation’s common stock for issuance, of which 106,313 shares remain available for issuance as of December 31, 2015.

Perquisites and Other Benefits

The Corporation provides select executives perquisites and other benefits described below, which the Committee believes are reasonable and consistent with the Corporation’s overall compensation philosophy. The Committee regularly reviews and refines executive benefits to ensure market competitiveness.

Executive Perquisites. The Corporation provides a limited number of perquisites to key executives that the Committee believes are necessary for conducting business, are reasonable and enable us to attract and retain high performing employees for our key senior management positions. These benefits also allow our executives to maintain direct contact and involvement with current and prospective customers, as well as non-profit organizations in the communities in which we do business. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

The primary perquisites are: corporate owned automobiles for certain executives, club memberships for certain executives and life insurance programs. These perquisites represent a relatively insignificant portion of the total compensation of each named executive officer. The aggregate incremental cost to the Corporation for these perquisites is set forth in the Summary Compensation Table under the “All Other Compensation” column and related notes.

Employment and Change in Control Agreements with Named Executive Officers. The Corporation is party to an employment agreement with Mr. Miller, Chairman, President and Chief Executive Officer, and a Change in Control Agreement with Mr. Riggs, General Counsel and Secretary. The Corporation was also a party to an employment agreement with Mr. Allen, former Executive Vice President and Chief Operating Officer, the right to payment pursuant to which was triggered in connection with Mr. Allen’s resignation effective March 31, 2015. The

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Board of Directors views such agreements as integral in ensuring the continued dedication of the executives to the Corporation and promoting stability of management, particularly in the event of a change in control of the Corporation. These agreements are described further under “Employment Agreements” on page 37.

Long-Term Nursing Care Agreement. On December 27, 2005, the Corporation and the Bank entered into a Long-Term Nursing Care Agreement with Mr. Miller, with the final premium installment paid in 2013. The policy was originally purchased on May 27, 2003. The cost of long-term nursing care is a growing concern among executives as they transition through life phases. The Compensation Committee believes that good health care planning reduces the amount of time and attention that Mr. Miller must spend on that topic and maximizes the net financial reward to Mr. Miller of the compensation he receives from the Corporation.

Supplemental Long-Term Disability Program. The Corporation provides supplemental long-term disability insurance for Mr. Miller. The policy is designed to supplement coverage, in the event of a disability, to bridge the gap between payments under the Corporation’s general short- and long-term disability plans and the executive’s salary.

Employee Stock Bonus Plan. In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Corporation’s Board of Directors, under which the Corporation may issue shares of its common stock to employees as performance-based compensation. As of December 31, 2015, 17,372 shares of common stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. No shares were issued under the Employee Stock Bonus Plan in 2015.

Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan. The Employee Stock Purchase Plan (“ESPP”) was designed to encourage and enable employees of the Corporation and its subsidiaries to acquire an ownership interest in the Corporation through a regular investment program. The Corporation believes that employees who participate in the ESPP will have a closer identification with the Corporation by virtue of their ability, as shareholders, to participate in the Corporation’s growth and earnings, and will be motivated to improve their job performance accordingly. Under the ESPP, employees may use payroll deductions to purchase stock of no more than 500 shares per year. The purchase price for shares purchased under the ESPP currently represents a 15% discount to the fair market value of the shares on the semi-annual purchase date.

401(k) Retirement Plan. The Bank maintains and sponsors a defined contribution 401(k) retirement plan. The 401(k) plan is administered by a committee which is appointed by the Board of Directors. The 401(k) plan is subject to the Internal Revenue Code of 1986, as amended, and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended.

Each full-time Bank employee who attains the age of 21, and successfully completes any probationary period(s), or if a part- time employee completes 1,000 hours of service per year, the employee may participate in the 401(k) plan. An eligible employee may elect to contribute certain portions of salary, wages, or commissions to the 401(k) plan. Generally, eligible employees may not contribute more than 50% of their compensation. In 2015, the Bank matched 100% of each employee’s contribution up to 4% of the employee’s salary. Employee and employer contributions to the 401(k) plan vest immediately.

Officer Group Term Replacement Insurance Plans. The Corporation provides an officers’ life insurance program for certain Bank officers, including each of the named executive officers. This program provides a death benefit to the officer’s beneficiary in an amount equal to three (3) times the officer’s highest base salary during employment; provided, the officer is employed by the Corporation at the time of his or her death. Under this program, the Bank is the beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary. The Committee believes that this benefit helps the Corporation attract and retain talented individuals to the management team. It also believes that it is an appropriate compensation strategy to provide for the continuing lifestyle of the officers’ families in the case of death.

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Other Benefits. The named executive officers also participate in the Corporation’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, short and long-term disability insurance, and discounts on the Corporation’s products and services.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Committee has considered the impact of Accounting Standards Codification Topic 718, as issued by the FASB, on the Corporation’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to named executive officers to $1,000,000 unless the compensation is “performance-based”. In the Corporation’s case, base salary is not considered a performance-based vehicle and would not be a deductible compensation expense. Based on the current salaries, the Corporation does not believe Section 162(m) will be triggered for our Chief Executive Officer or executive officers in 2016, but may consider this in future years.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors of

Codorus Valley Bancorp, Inc.

D. Reed Anderson, Esq. (Chairman)

Cynthia A. Dotzel, CPA

Jeffrey R. Hines, P.E.

MacGregor S. Jones

Dallas L. Smith

Brian D. Brunner

Executive Compensation Tables

The following tables set forth for the fiscal years ending December 31, 2015, 2014, and 2013 the compensation which the Corporation and its subsidiaries paid to its named executive officers.

2015 Summary Compensation Table

The table below reflects information concerning the annual compensation for services in all capacities to the Corporation and its subsidiaries of those persons who were:

•	the Chief Executive Officer, Chief Financial Officer and any person who served in such capacity during the fiscal year ended December 31, 2015;

•	the three most highly compensated executive officers of the Bank other than the Chief Executive Officer and Chief Financial Officer who were serving at December 31, 2015; and

•	an additional highly compensated executive officer of the Corporation that would have been required to be reported above but for the fact that he was not serving as an executive officer as of December 31, 2015.

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(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
Larry J. Miller, Chairman, President and Chief Executive Officer	2015	460,000	--	137,999	--	100,000	65,725	28,545	792,269
	2014	410,192	--	59,100	--	142,200	58,344	36,381	706,217
	2013	350,000	--	57,750	--	93,536	63,545	42,357	607,188

Michael D. Peduzzi, CPA, Senior Vice President & Chief Financial Officer	2015	193,365	--	20,994	20,999	28,019	--	8,154	271,531

Michael F. Allen, former Executive Vice President and Chief Operating Officer (9)	2015	64,423	--	--	--	--	--	252,746	317,169
	2014	228,462	--	19,700	18,916	54,993	--	24,220	346,291
	2013	200,000	--	19,250	19,653	45,000	--	21,314	305,217

Amy L. Doll, Senior Vice President & Chief Lending Officer of PeoplesBank	2015	179,615	--	20,994	20,999	27,163	--	7,333	256,104

Benjamin F Riggs, Jr., Esq., General Counsel & Secretary	2015	180,000	--	14,498	14,497	22,217	--	7,765	238,977

Stephen M. Altland, Senior Vice President of Wealth Management	2015	169,519	--	18,488	18,497	23,749	--	7,193	237,446

(1) For 2016, Mr. Miller’s base salary remained unchanged at $460,000. Mr. Peduzzi’s base salary was increased to $215,000. Mr. Riggs’ base salary was increased to $187,000. Ms. Doll’s base salary was increased to $210,000. Mr. Atland’s base salary was increased to $185,000.

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(2) Amounts represent the grant date fair values of restricted stock awards. The per-share fair value of shares awarded in 2015, 2014 and 2013 was $20.89, $19.70 and $19.25, respectively, which is equal to the last reported sales price of Corporation common stock on the grant date, or in the case where there was no trading on the grant date, on the first previous date on which there was such trading. The number of restricted stock shares awarded to NEOs in 2015 were as follows: Mr. Miller, 6,606 shares; Mr. Peduzzi, 1,005 shares; Mr. Riggs, 694 shares; Mr. Altland, 885 shares; and Ms. Doll, 1,005 shares. Mr. Allen was not awarded restricted shares in 2015. The number of restricted stock shares awarded in 2014 to Messrs. Miller and Allen was 3,000 and 1,000, respectively. The number of restricted stock shares awarded in 2013 to Messrs. Miller and Allen was 3,000 and 1,000, respectively. Mr. Allen forfeited 2,326 shares of restricted stock as a result of his resignation on March 31, 2015.
(3) Amounts represent the grant date fair values of the options. The per-option fair value of options granted in 2015, 2014 and 2013 was $3.9915, $5.4045 and $6.5510, respectively. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2015, included in the Corporation’s Annual Report filed on Form 10-K with the SEC on or about March 8, 2016. The number of options awarded to NEOs in 2015 were as follows: Mr. Peduzzi, 5,261 options; Mr. Riggs, 3,632 options; Mr. Altland, 4,634 options; and Ms. Doll, 5,261 options. There were no options awarded to Mr. Miller in 2015, 2014, or 2013. There were no options awarded to Mr. Allen in 2015. Mr. Allen was awarded 3,500 options in 2014, which were forfeited as a result of his resignation on March 31, 2015. Mr. Allen was awarded 3,000 options in 2013.
(4) Payments characterized as “Non-Equity Incentive Plan Compensation” for the fiscal year ended December 31, 2015 were earned through the Executive Incentive Plan. The payments were approved by the Compensation Committee on February 9, 2016 and paid on February 26, 2016.
(5) Column (h) reflects change in the present value of future benefits payable under the Supplemental Executive Retirement Plan (SERP), described on page 36 under the heading “Nonqualified Deferred Compensation Table.”
(6) For 2015, the amounts reflected in column (i), for each Named Executive Officer, include: matching contributions allocated by the Corporation to each Named Executive Officer pursuant to the Corporation’s 401(k) Retirement Plan, which is more fully described on page 45 under the heading “401k Retirement Plan” (Mr. Miller, $10,600; Mr. Peduzzi, $7,734; Mr. Riggs, $7,199; Mr. Allen, $2,576; Mr. Altland, $6,780; and Ms. Doll, $7,184); an incremental cost attributable to the annual expenses of the Change of Control and Supplemental Retirement Trust (“rabbi” trust) established for the benefit of certain Named Executive Officers at the Counsel Trust Company (Mr. Miller, $167; Mr. Riggs, $167); imputed cost of life insurance (Mr. Miller, $3,170; Mr. Peduzzi, $420; Mr. Riggs, $399; Mr. Allen, $170; Mr. Altland, $413; and Ms. Doll, $149); and compensation accrued under an employment agreement in connection with Mr. Allen’s resignation, totaling $250,000.
(7) In 2015 the amount attributable to perquisites for Mr. Miller exceeded $10,000. Mr. Miller’s perquisites included country club dues totaling $7,211, as well as the personal benefits associated with the use of a vehicle owned by the Corporation, totaling $6,391. The calculation of this benefit consists of the incremental cost attributable to Corporation-provided automobiles, as well as insurance premiums, maintenance, and repair costs. The amounts attributable to perquisites in 2015 for Messrs. Peduzzi, Riggs, Allen, Altland, and Doll were less than $10,000.
(8) The incremental cost attributable to Corporation-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) are included on the W-2 of NEOs who receive such benefits. Each such NEO is responsible for paying income tax on such amount.
(9) Mr. Allen resigned from his position of Executive Vice President and Chief Operating Officer on March 31, 2015.

Grants of Plan-Based Awards Table

The following table presents information concerning awards granted to the named executive officers for 2015 under the annual executive incentive plan and the Corporation’s equity incentive and stock option plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)

		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
Larry J. Miller(1)	-	46,000	138,000	207,000	N/A	N/A	N/A	-	-	-	-
	11/17/15	-	-	-				6,606	-	-	137,999
Michael D. Peduzzi(2)	-	13,000	54,000	81,000	N/A	N/A	N/A	-	-	-	-
	11/17/15	-	-	-				1,005	5,261	20.89	41,993
Michael F. Allen(3)	N/A	-	-	-	N/A	N/A	N/A	-	-	-	-

Amy L. Doll(4)	-	13,000	54,000	81,000	N/A	N/A	N/A	-	-	-	-
	11/17/15	-	-	-				1,005	5,261	20.89	41,993
Benjamin F. Riggs, Jr., Esq.(5)	-	11,700	48,600	72,900	N/A	N/A	N/A	-	-	-	-
	11/17/15	-	-	-				694	3,632	20.89	28,995
Stephen M. Altland(6)	-	11,375	47,250	70,875	N/A	N/A	N/A	-	-	-	-
	11/17/15	-	-	-				885	4,634	20.89	36,985

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(1) In accordance with the annual executive incentive plan applicable to the Chief Executive Officer, amounts reported are the following percentages of Mr. Miller’s base salary: Threshold - 10%; Target - 30%; and Maximum - 45%. Based on the Corporation’s performance in 2015, Mr. Miller received an award of $100,000 pursuant to the plan, which was paid in February 2016. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(2) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Mr. Peduzzi’s base salary: Threshold - 6.5%; Target - 27%; and Maximum - 40.5%. Based on the Corporation’s performance in 2015, Mr. Peduzzi received an award of $28,019 pursuant to the plan, which was paid in February 2016. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(3) Mr. Allen resigned from his position of Executive Vice President and Chief Operating Officer on March 31, 2015 and did not receive any awards under the Corporation’s 2015 plans.
(4) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Ms. Doll’s base salary: Threshold - 6.5%; Target - 27%; and Maximum - 40.5%. Based on the Corporation’s performance in 2015, Ms. Doll received an award of $27,163 pursuant to the plan, which was paid in February 2016. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(5) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Mr. Riggs’ base salary: Threshold - 6.5%; Target - 27%; and Maximum - 40.5%. Based on the Corporation’s performance in 2015, Mr. Riggs received an award of $22,217 pursuant to the plan, which was paid in February 2016. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(6) In accordance with the annual executive incentive plan applicable to other Named Executive Officers, amounts reported are the following percentages of Mr. Altland’s base salary: Threshold - 6.5%; Target - 27%; and Maximum - 40.5%. Based on the Corporation’s performance in 2015, Mr. Altland received an award of $23,749 pursuant to the plan, which was paid in February 2016. For further information regarding the executive incentive plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(7) Amounts represent the grant date fair values of restricted stock awards and options granted. For further information regarding the calculation of these amounts, please refer to the “Summary Compensation Table” section of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2015.

Outstanding Equity Awards at 2015 Fiscal Year End (1)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Larry J. Miller	3,621	-	-	7.2110	12/9/2018			-	-
						11,410(4)	232,079
Michael D. Peduzzi	1,769			18.7619	12/16/2024
		5,261(5)	-	20.8900	11/17/2025			-	-
						1,551(6)	31,547
Michael F. Allen(7)	-	-	-	-	-	-	-	-	-
Amy L. Doll	1,103
				18.7120	8/12/2024
	756
			-	18.7619	12/16/2024			-	-
		5,261(8)
				20.8900	11/17/2025
						1,473(9)	29,961
Benjamin F. Riggs, Jr., Esq.	1,769			18.7619	12/16/2024
		3,632(10)	-	20.8900	11/17/2025			-	-
						1,240(11)	25,222
Stephen M. Altland	3,899
	1,968			6.7873	12/13/2021
	1,379			12.7416	11/13/2022
	1,769		-	17.4603	11/19/2023			-	-
		4,634(12)		18.7619	12/16/2024
				20.8900	11/17/2025
						1,663(13)	33,825

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(1) Includes shares issued under the Corporation’s 2000 Stock Incentive Plan and 2007 Long-Term Incentive Plan.
(2) As adjusted for stock dividends distributed through December 31, 2015.
(3) Based on the closing price of the Corporation’s common stock on December 31, 2015.
(4) 1,654 shares vest on November 19, 2016; 1,575 shares vest on December 16, 2016 and 2017; and 2,202 shares vest on November 17, 2016, 2017, and 2018.
(5) Options for 1,754 shares vest on November 17, 2016; and options for 1,753 shares vest on November 17, 2017; and options for 1,754 shares vest on November 17, 2018.
(6) 273 shares vest on December 16, 2016 and 2017; and 335 shares vest November 17, 2016, 2017, and 2018.
(7) Mr. Allen had no outstanding equity awards as of December 31, 2015.
(8) Options for 1,754 shares vest on November 17, 2016.; options for 1,753 shares vest on November 17, 2017; and options for 1,754 shares vest on November 17, 2018.
(9) 110 shares vest on August 12, 2016; 335 shares vest on November 17, 2016; 123 shares vest on December 16, 2016; 111 shares vest on August 12, 2017; 335 shares vest on November 17, 2017; 124 shares vest on December 16, 2017; and 335 shares vest on November 17, 2018.
(10) Options for 1,211 shares vest on November 17, 2016.; options for 1,210 shares vest on November 17, 2017; and options for 1,211 shares vest on November 17, 2018.
(11) 273 shares vest on December 16, 2016 and 2017; 232 shares vest November 17, 2016; and 231 shares vest November 17, 2017 and 2018.
(12) Options for 1,545 shares vest on November 17, 2016; options for 1,544 shares vest on November 17, 2017; and options for 1,545 shares vest on November 17, 2018.
(13) 232 shares vest on November 17, 2016; 273 shares vest on December 16, 2016 and 2017; and 295 shares vest November 17, 2016, 2017, and 2018.

Option Exercises and Stock Vested

The following table presents a summary of options exercised and stock vested during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Total Value Realized on Vesting ($)(2)
Larry J. Miller	11,136	84,118	3,817	75,847
Michael D. Peduzzi	-	-	-	-
Michael F. Allen (3)	5,160	21,107	-	-
Amy L. Doll	-	-	-	-
Benjamin F. Riggs, Jr., Esq.	-	-	-	-
Stephen M. Altland	-	-	630	12,524

(1) Includes shares from reinvested cash dividends received during the vesting period that were subject to the same restrictions as the stock awards.
(2) Vested shares are valued at the closing price of the Corporation’s common stock on the vesting date. Mr. Miller and Mr. Altland had restricted shares vest on November 13, 2015 and November 19, 2015. The closing price of the Corporation’s common stock on both vesting dates was $20.85.
(3) Mr. Allen forfeited 3,500 option awards and 2,326 stock awards as a result of his resignation on March 31, 2015.

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Nonqualified Deferred Compensation Table

The following table presents information related to the salary continuation agreement (“SERP”) between the Bank and Mr. Miller, which is the Corporation’s only non-qualified deferred compensation plan maintained for the benefit of its named executive officers. Originally executed October 1, 1998, the SERP provides for certain payments to Mr. Miller following his normal retirement date and continuing for 240 months. The SERP provides an annual benefit at normal retirement age (age 60) of $130,433. On December 23, 2008, the SERP was amended to add a 4% annualized increase if the executive remains employed beyond his normal retirement age, up to a maximum of five (5) years. The agreement contains provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreement also contains non-competition provisions that prohibit him from competing with the Corporation or the Bank within fifty (50) miles of the Bank’s registered office for a period of three (3) years following a termination of employment for any reason other than a change of control. Because payments due under the SERP vest gradually over a period of time, the SERP serves to encourage longevity with the Corporation and Bank. The Committee believes that it is appropriate to reward long-term executives with benefits that provide for a retirement lifestyle commensurate with that they experienced during their professional careers.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Larry J. Miller	0	65,725	0	0	1,618,955

Michael D. Peduzzi	--	--	--	--	--

Michael F. Allen	--	--	--	--	--

Amy L. Doll	--	--	--	--	--

Benjamin F. Riggs, Jr., Esq.	--	--	--	--	--

Stephen M. Altland	--	--	--	--	--

(1) The Corporation’s contributions toward nonqualified deferred compensation for each of the NEO’s are listed in this column. Amounts listed as registrant contributions in the Nonqualified Deferred Compensation Table are also included as part of the Executive’s “Total All Other Compensation” in the Summary Compensation Table.

Employment Agreements

The Corporation and the Bank have entered into an employment agreement with Mr. Miller, the material terms of which are described below. The Corporation is not a party to an employment agreement willing other named executive officers, except for Mr. Allen, which was terminated upon his resignation Effective March 31, 2015.

Larry J. Miller, Chairman, President & Chief Executive Officer. On December 27, 2005, the Corporation, the Bank and Mr. Miller entered into an employment agreement for an initial term of three years. The term of the agreement renews automatically for an additional twelve (12) months at the end of each calendar year, unless the Corporation and the Bank provide written notice to Mr. Miller of non-renewal.

Under the terms of the agreement, as amended effective March 8, 2016, Mr. Miller serves as the President Chairman and Chief Executive Officer of the Corporation and Executive Chairman of the Bank. The agreement contains a confidentiality provision and a non-competition provision that prohibits Mr. Miller from competing with the Corporation or the Bank within fifty (50) miles of the Bank’s registered office for a period of one (1) year following his termination of employment for any reason other than a change of control.

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Mr. Miller received an annual salary of $460,000 in 2015. In connection with his retirement from the positions of President and Chief Executive Officer of the Bank and his transition to the role of Executive Chair effective March 8, 2016, his annual salary was reduced to $250,000.

Pursuant to his agreement, the Boards of Directors have discretion to pay a periodic bonus to Mr. Miller. At the present time, Mr. Miller is not entitled to receive director’s fees or other compensation for serving on the Corporation’s or the Bank’s Board of Directors or any committee thereof. Mr. Miller is also entitled to receive the employee benefits made available to Bank employees, generally; to the use of a vehicle provided by the Bank; and for reimbursement of country club dues.

The agreement with Mr. Miller provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause,” then he is entitled to the full annual salary and any accrued benefits through the date of termination. “For cause” termination includes termination for willful failure to perform his duties; engaging in misconduct injurious to the Corporation or to the Bank; violation of certain terms of the agreement; dishonesty or gross negligence in the performance of his duties; violation of banking laws and regulations; failure to win election or to serve on the Board of Directors of the Corporation; or moral turpitude which brings public discredit to the Corporation or to the Bank.

If Mr. Miller’s employment is terminated by the Corporation or the Bank other than as a result of death, disability or “for cause,” then he is entitled to a lump sum payment equal to his full annual salary from the date of termination through the last day of the term of the agreement or to an amount equal to his current annual salary, whichever is greater, and to a continuation of employee benefits for one (1) year.

If Mr. Miller terminates his employment for “good reason,” then he is entitled to an amount equal to his direct annual salary and to a continuation of employee benefits for one (1) year. “Good reason” includes reduction in title or responsibilities; geographic reassignment; removal from office; reduction in salary or benefits; failure to extend the term of the agreement; or any other material breach of the agreement by the Corporation or the Bank.

If Mr. Miller’s employment is terminated by the Corporation or the Bank other than “for cause” or if Mr. Miller terminates his employment for good reason within two (2) years following a change in control of the Corporation or the Bank, he is entitled to receive a lump sum payment equal to three (3) times the sum of his then current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment, and he will continue to receive all benefits to which he was previously entitled for a period of three (3) years. Change of control is defined to include a more than fifty percent (50%) change in ownership of the Corporation or the Bank, a change in effective control of the Corporation or the Bank or a change in ownership of a substantial portion of the Corporation’s or the Bank’s assets. Change of control is determined consistently under all of the Corporation’s and the Bank’s compensation plans and employment agreements.

In the event the amounts and benefits payable under the agreement resulting from a change of control, when added to all other benefits and amounts which may become payable to Mr. Miller by the Corporation and/or the Bank in such a circumstance, are such that they become subject to Section 280G of the Internal Revenue Code and, therefore, to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Miller is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax. If the amounts and benefits paid under the agreement are subject to Section 280G, they are not deductible by the Corporation.

Change of Control Agreements

The named executive officers and other employees of the Bank have built the Corporation into the successful enterprise that it is today, and the Compensation Committee believes that it is important to protect them in the event of a change of control. Further, it is the Committee’s belief that the shareholders will be best served if the interests of management are aligned with the interests of the shareholders. Providing change of control benefits should eliminate, or at least reduce, the reluctance of management to pursue potential change of control transactions that may be in the best interests of the Corporation. Relative to the overall value of the Corporation, these potential

38

change of control benefits are relatively minor. The level of change of control benefits are based on industry practices and negotiations with the affected named executive officers and other executive officers.

Change of control benefits for Mr. Miller are described above in the section describing his employment agreement. The only other named executive officer with an agreement providing for change in control benefits is Mr. Riggs, which are described below.

Benjamin F. Riggs, Jr., General Counsel and Secretary. On March 11, 2014, the Corporation entered into a Change of Control Agreement with Mr. Riggs. Under the agreement, Mr. Riggs is entitled to receive certain cash compensation and employee benefits in the event that his employment is terminated by the Corporation or Bank (or an acquirer or successor thereof) without “good cause,” or, in certain specified circumstances, by Mr. Riggs, in each case within two (2) years after the occurrence of a “change of control.”

More specifically, the agreement provides that upon a termination pursuant to a “change of control,” Mr. Riggs is entitled to be paid cash compensation in an amount equal to one (1) times the sum of his highest annual base salary during one of the three immediately preceding calendar years, plus his highest cash bonus earned during the same time period. Payment of this cash compensation is to be made in a single lump sum within ten (10) days after the termination of employment. In addition, he would be entitled to continue participation in the Bank’s employee benefit plans for a period of one (1) year; provided that if participation in any health, medical, life insurance or disability plan is barred, the Bank will be required to pay for an individual plan with substantially equivalent coverage.

As used in the agreement, a “change of control” means:

•	A change in ownership of the Corporation or the Bank such that any person or group of persons acquires stock that causes such person or group to own more than 50 percent of the total fair market value or total voting power of the stock of the Corporation or the Bank;

•	A change in the effective control of the Corporation or the Bank such that any person or group of persons acquires, during any 12-month period, the ownership of stock of the Corporation or Bank possessing 35 percent or more of the total voting power of the stock of the Corporation or the Bank, or a majority of the Corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s board of directors prior to the date of the appointment or election; or

•	A change in the ownership of a substantial portion of the assets of the Corporation or the Bank during any 12-month period such that any person or group of persons acquires assets from the Corporation or the bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Corporation or the Bank immediately prior to such acquisitions.

“Good cause” is defined in the agreement to mean: the willful failure to substantially perform his duties as an officer of the Corporation or Bank following receipt of written notice of such failure; the willful engaging in misconduct injurious to the Corporation or Bank; dishonesty or gross negligence in the performance of his duties; breach of a fiduciary duty involving personal profit; the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority, any of which materially jeopardizes the business of the Corporation or Bank; or moral turpitude or other conduct which brings public discredit to the Corporation or Bank.

Should Mr. Riggs terminate his employment for any of the following reasons following a change of control of the Corporation or the Bank, he will be entitled to receive the benefits payable under the agreement: reduction in title or responsibilities or authority which are inconsistent with, or assignment of duties inconsistent with, Executive’s status as General Counsel and Secretary; removal from office other than for “good cause”; reassignment to a principal place of employment which is more than twenty-five (25) miles from his principal place of employment immediately preceding the termination of employment; reduction in annual base salary; failure to provide Mr. Riggs with benefits as favorable as those enjoyed by him prior to the termination of employment; requirement that Mr. Riggs travel in the performance of his duties for a significantly greater period of time than was

39

required of him during the year preceding the change in control; or any material breach of the agreement by the Corporation or Bank.

The agreement also provides that the Corporation shall bear any expenses related to a determination of the amount of any excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or excise tax under Section 4999 of the Code of 1986, including the expenses of the Corporation’s independent certified accountant and tax counsel.

Potential Payments upon Termination or Change in Control

The tables below show the value of estimated payments pursuant to the employment and change in control agreements, stock incentive plans and other non-qualified plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control, for each of Messrs. Miller and Riggs (our only named executive officers with agreements providing for such payments). The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events are assumed to occur on December 31, 2015, and termination upon a change of control is assumed to be involuntary. Corporation payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

Larry J. Miller

Assuming one of the following events had occurred on December 31, 2015, Mr. Miller’s payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)	Accelerated Stock Option Vesting ($)		Accelerated Deferred Compensation Payments ($)(9)	Value of Employee Benefit Plans and Programs ($)		Life Insurance Benefit Paid ($)(12)	Disability Payments ($)(13)	Excise Tax Gross-Up Payment ($)(14)	Total ($)
Voluntary	-	-	-	-	(6)	-	-		-	-	-	-
Voluntary for ‘Good Reason’	-	460,000(2)	-	-	(6)	-	12,547	(10)	-	-	-	472,547
Involuntary without ‘Cause’	-	1,380,000(3)	-	-	(6)	-	12547	(10)	-	-	-	1,392,547
Involuntary for ‘Cause’	-	-	-	-	(6)	-	-		-	-	-	-
Permanent Disability	-	-	51,925(4)	-	(7)	-	6,274	(15)	-	212,133	-	270,332
Death	-	-	51,925(4)	-	(7)	-	-		1,000,000	-	-	1,051,925
Change in Control (with Double Trigger Adverse Employment Action)	1,806,600	-	235,494(5)	-	(8)	-	37,642	(11)	-	-	486,138	2,565,874

(1) If Mr. Miller’s employment is terminated during the period commencing with the date of any Change in Control and ending on the second anniversary of the date of the Change in Control, then Mr. Miller shall be paid an amount equal to three (3) times the sum of (a) his then current annual direct salary, and (b) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. Such amount will be paid in a lump sum within ten (10) days following the date of termination of employment.

(2) In the event of Mr. Miller’s termination for ‘Good Reason’, the Bank shall pay Mr. Miller an amount equal to his annual direct salary. Such amount shall be paid in a lump sum within ten (10) days following the date of termination of employment.

(3) In the event of employment termination by the Bank without ‘Cause’ and no Change in Control, the Bank shall pay Mr. Miller his full annual direct salary from the date of termination through the last day of the term of the employment agreement or an amount equal to his current annual direct salary, whichever is greater. Such amount shall be paid in a lump sum within ten (10) days following the date of termination of employment.

(4) In the event an Executive terminates employment during the restricted period by reason of death, disability, or retirement, and the Executive had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Executive had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $20.34 as of December 31, 2015.

(5) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of $20.34 as of December 31, 2015.

(6) In the event that the Executive would terminate employment for any reason other than death, disability, retirement, or Change of Control, the options must be exercised within three months following the Executive’s termination date and prior to the options’ expiration. All options which are not exercisable on the date of termination shall be cancelled. Mr. Miller had no outstanding unexercisable options as of December 31, 2015.

(7) In the event that the Executive would terminate employment due to death, disability, or retirement, the options must be exercised within one year following the Executive’s termination of employment and prior to is expiration. Mr. Miller had no outstanding unexercisable options as of December 31, 2015.

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(8) In the event of any Change in Control, all Stock Options shall immediately become exerciseable without regard to the exercise period. Mr. Miller had no outstanding unexercisable options as of December 31, 2015.

(9) Under the SERP, Mr. Miller is entitled to recieve the Normal Retirement Benefit amount if he is terminated for any reason other than Involuntary for ‘Cause’, in which case Mr. Miller would not be entitled to any payments. As of December 31, 2015, Mr. Miller is entitled to receive the Normal Retirement Benefit amount of $155,624 per year, paid in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive’s Normal Retirement Date and continuing for 239 additional months. Mr. Miller is fully vested in the SERP and, therefore, would not receive accelerated deferred compensation payments if his employment was terminated as of December 31, 2015.

(10) Reflects the value of twelve (12) months of employee benefit plans and programs to which Mr. Miller was entitled prior to the date of termination, to be provided pursuant to Mr. Miller’s employment agreement.

(11) Reflects the value of thirty-six (36) months of employee benefit plans and programs to which Mr. Miller was entitled prior to the date of termination, to be provided pursuant to Mr. Miller’s employment agreement.

(12) The life insurance payment reflects three (3) times the annual bases salary of the executive with maximum benefit of $1,000,000.

(13) Short Term and Long Term disability payment continuation Mr. Miller’s normal retirement age of 66.

(14) Calculation in accordance with Section 280G of the Internal Revenue Code. This calculation does not include executive deferred compensation payments as they were vested immediately upon grant.

(15) Reflects the value of six (6) months of employment benefit plans and programs to which Mr. Miller was entitled prior to the date of termination, to be provided pursuant to Mr. Miller’s employment agreement.

Benjamin F. Riggs, Jr.

Assuming one of the following events had occurred on December 31, 2015, Mr. Riggs’ payments and benefits had an estimated value as follows:

Termination Reason	Change in Control Payment ($)(1)	Severance Payment ($)	Accelerated Vesting of Stock Awards ($)	Accelerated Vesting of Stock Options ($)		Accelerated Deferred Compensation Payments ($)	Value of Employee Benefit Plans and Programs ($)	Life Insurance Benefit Paid ($)(8)	Disability Payments ($)(9)	Excise Tax Gross-Up Payment ($)	Total ($)
Voluntary	-	-	-	-	(4)	-	-	-	-	-	-
Voluntary for ‘Good Reason’	-	-	-	-	(4)	-	-	-	-	-	-
Involuntary without ‘Cause’	-	-	-	-	(4)	-	-	-	-	-	-
Involuntary for ‘Cause’	-	-	-	-	(4)	-	-	-	-	-	-
Permanent Disability	-	-	4,771(2)	-	(5)	-	-	-	964,833	-	969,604
Death	-	-	4,771(2)	-	(5)	-	-	561,000	-	-	565,771
Change in Control (with Double Trigger Adverse Employment Action)	218,615	-	25,497(3)	-	(6)	-	6,761(7)	-	-	-	250,873

(1) Under Mr. Riggs’ Change in Control agreement, payment is calculated as one (1) times the sum of (a) the highest annualized base salary at the time of or during one of the three calendar years immediately preceding the termination pursuant to a Change in Control, and (b) the highest cash bonus earned with respect to one of the three calendar years immediately preceding the date of the termination pursuant to a Change in Control. Such amount will be paid in a lump sum within ten (10) days after termination of employment.

(2) In the event Mr. Riggs terminates employment during the restricted period by reason of death, disability, or retirement, and he had completed a minimum of one year of employment during the restricted period, restrictions shall lapse on the number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment Mr. Riggs had completed in such restriction period, and the denominator of which is the total number of full months in such restriction period. The value of the accelerated vesting was calculated using the closing price of $20.34 as of December 31, 2015.

(3) In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control. The value of the accelerated vesting was calculated using the closing price of $20.34 as of December 31, 2015.

(4) In the event that Mr. Riggs would terminate employment for any reason other than death, disability, retirement, or Change of Control, the options must be exercised within three months following his termination date and prior to its expiration. All options which are not exercisable on the date of termination shall be cancelled. Mr. Riggs had no outstanding unexerciseable “in the money” options as of December 31, 2015.

(5) In the event that Mr. Riggs would terminate employment due to death, disability, or retirement, the options must be exercised within one year following his termination of employment and prior to its expiration. Mr. Riggs had no outstanding unexerciseable “in the money” options as of December 31, 2015.

(6) In the event of any Change in Control, all Stock Options shall immediately become exerciseable without regard to the exercise period. Mr. Riggs had no outstanding unexerciseable “in the money” options as of December 31, 2015.

(7) Reflects the value of twelve (12) months of employee benefit plans and programs to which Mr. Riggs was entitled prior to the date of termination, to be provided pursuant to Mr. Riggs’ Change of Control agreement.

(8) The life insurance payment reflects three (3) times the annual bases salary of the executive with maximum benefit of $1,000,000.

(9) Short Term and Long Term disability payment continuation Mr. Riggs’ normal retirement age of 67.

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Compensation Committee Interlocks and Insider Participation

Throughout 2015, the members of the Compensation Committee were D. Reed Anderson, Esq. (Chair), Cynthia A. Dotzel, Jeffrey R. Hines, P.E. Dallas L. Smith and MacGregor S. Jones. Relationships that members of the Compensation Committee have had and/or maintain with the Corporation are described in the “Related Person Transactions and Policies” section of this Proxy Statement.

Additionally, Larry J. Miller, Chief Executive Officer of the Corporation, is also Chairman of the Board of Directors. Mr. Miller makes recommendations to the Compensation Committee regarding compensation for employees. Mr. Miller does not participate in conducting his own review.

Director Compensation

The Corporation uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Corporation considers the significant time commitment required of directors in fulfilling their duties to the Corporation.

Cash Compensation Paid to Board Members

In 2015, the Bank’s non-employee directors were compensated for their services rendered as follows:

•	a monthly retainer of $1,500;

•	directors’ fees of $850 for each regular or special meeting attended;

•	committee meeting fees paid at the rate of $350 per hour; and

•	monthly retainer paid to committee chairs of $250 (Wealth Management Committee) and $500 (Audit Committee).

The Bank’s non-employee Chairman of the Board (Mr. Krebs, until his retirement in August 2015) and Lead Director received a monthly retainer of $2,000 in 2015. In addition, each non-employee director recognized imputed income for insurance premiums paid on behalf of the non-employee Bank directors, which totaled $3,506 in 2015. The Bank provides a directors’ life insurance program for non-employee directors. This program is designed to provide a death benefit to the director’s beneficiary in the amount of $100,000. Under this program, the Bank is the direct beneficiary of death benefits equal to the greater of: (1) the cash surrender value of the policy; (2) the aggregate premiums paid on the policy by the Bank less any outstanding indebtedness to the insurer; or (3) the amount in excess of $100,000. Beginning on February 9, 2016, the life insurance premium was increased to $200,000. In the aggregate, the Bank paid $256,340 in cash compensation to the directors in 2015.

Independent Directors’ Deferred Compensation Plan

The Corporation maintains a deferred compensation plan for independent directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under Internal Revenue Code Section 451. This plan is not funded by the Corporation.

2007 Long-Term Incentive Plan

The Corporation maintains a 2007 Long-Term Incentive Plan (“2007 Plan”), which was approved by the Corporation’s shareholders. The purposes of the 2007 Plan are to advance the long-term success of the Corporation and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key Bank employees as determined by the Compensation Committee.

The 2007 Plan provides for awards of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, and stock awards. The Compensation Committee administers the 2007 Plan.

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Persons eligible to receive awards under the 2007 Plan are those officers, directors and key Bank employees as determined by the Compensation Committee.

In 2015, the Corporation granted 19,110 non-qualified stock options to non-employee directors under the 2007 Plan.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
D. Reed Anderson, Esq.	42,088	-	14,999	-	-	865	57,951
Brian Brunner(5)	11,100	-	-	-	-	-	11,100
Cynthia A. Dotzel, CPA	39,588	-	14,999	-	-	203	54,789
Jeffrey R. Hines, P.E.	33,638	-	14,999	-	-	135	48,771
MacGregor S. Jones	34,075	-	14,999	-	-	496	49,570
Rodney L. Krebs(6)	21,300	-	14,999	-	-	5,786	42,085
Dallas L. Smith	34,718	-	14,999	-	-	608	50,324
Harry R. Swift, Esq.	39,833	-	14,999	-	-	413	55,244

(1) Mr. Miller, Chairman, President and Chief Executive Officer, did not receive separate compensation as a director of the Corporation or the Bank. Mr. Miller’s compensation is described and disclosed in the Executive Compensation section of this proxy statement.

(2) Includes fees for attendance at Board of Directors meetings of the Bank. The Board of Directors of the Bank met fourteen (14) times in 2015.

(3) Amounts represent the grant date fair value of the options. The per-option fair value of options granted in 2015 was $4.7092. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s Annual Report filed on Form 10-K with the SEC on or about March 8, 2016.

(4) Imputed cost of life insurance for non-employee directors for a life insurance benefit of $100,000 for the named beneficiary of each director.

(5) Mr. Brunner was appointed to the Board of Directors of the Bank effective September 8, 2015. Mr. Brunner was appointed to the Board of Directors of the Corporation on January 12, 2016.

(6) Mr. Krebs retired from the Board of Directors on August 9, 2015. A $5,000 retirement gift is included in Mr. Krebs other compensation total.

RELATED PERSON TRANSACTIONS AND POLICIES

Some of the Corporation and Bank’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with the Bank during 2015. All loans and loan commitments made to them and their immediate family members and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. The principal loan balance outstanding for these persons on December 31, 2015, was approximately $129,499, which did not include unfunded commitments of approximately $91,687. The Bank anticipates that it will enter into similar transactions in the future.

The Bank’s Board of Directors is responsible for ensuring compliance with Federal Reserve Board Regulation O, including its lending, record-keeping and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy.  The Bank’s Chief Risk Officer is the executive officer responsible for administration of the Regulation O compliance policy.  The Chief Risk Officer maintains a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy.  Each year, a Regulation O questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions.  Any direct or indirect extension of credit to an insider, including related interests, must be approved by the Bank’s Board of Directors. Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

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In addition to its Regulation O compliance policy, the Bank’s Code of Ethics and Conflicts of Interest Policies address, among other things, related party transactions and potential conflicts of interest. Both policies apply to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates.

To identify related persons and entities, the Bank requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually.  This information is utilized to identify real or potential transactions in which conflicts of interest covered by the above-referenced policies and guidelines may arise.

Proposed transactions with such persons or entities are reviewed and voted on by the Board of Directors of the Corporation or the Bank, as applicable. Interested parties do not participate in such review and vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of the Corporation’s outstanding common stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission, and deliver a copy of such reports to the Corporation. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2015, except that Mr. Utz made a late filing on September 28, 2015 related to designating him as a reporting person, and Mr. Brunner made a late filing on January 13, 2016 related to his purchase of shares in the Corporation’s public offering of common stock. Both late filings were due to administrative oversights.

PROPOSAL 2 –ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to section 14A of the Securities Exchange Act of 1934, we are again providing our shareholders the opportunity to vote on an advisory, non-binding resolution to approve the compensation paid to our named executive officers, as described in this Proxy Statement. This advisory vote, commonly referred to as a “say-on-pay” vote, gives our shareholders the opportunity to endorse, or not endorse, the compensation of our named executive officers on an annual basis. Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs.

We believe that our executive compensation policies and programs, which are reviewed and approved by our Compensation Committee, are designed to align our named executive officers’ compensation with our short-term and long-term performance and to provide the compensation and incentives that are necessary to attract, motivate and retain key executives who are important to our continued success. The Compensation Committee regularly reviews all elements of our executive compensation program and takes any actions it deems necessary to continue to fulfill the objectives of our compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our executive officers and other managers with the interests of our shareholders.

The Corporation’s shareholders approved the compensation payable to our named executive officers at the 2015 Annual Meeting of Shareholders by a majority of the votes cast, and we note that the Corporation has not made any material changes to its compensation programs or philosophies in the past year.

For the reasons discussed above, our shareholders are asked to again provide their support with respect to the compensation of the Corporation’s named executive officers by voting in favor of the following non-binding resolution:

“Resolved, that the shareholders of Codorus Valley Bancorp, Inc. approve the compensation of the Corporation’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

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Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

The approval of the non-binding advisory proposal on our executive compensation requires the affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the advisory, non-binding resolution approving the compensation paid to the Corporation’s named executive officers.

PROPOSAL 3 – APPROVAL AND ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION

Our Board of Directors has unanimously approved and considers it to be advisable and in the best interests of the Corporation and our shareholders to amend our Articles of Incorporation to limit the circumstances under which a supermajority vote of the shareholders is required to those fundamental transactions which are not approved in advance by a supermajority of the Corporation’s Directors.

In its current form, Article 7 of the Articles of Incorporation currently requires that any merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation, receive the affirmative vote of at least 75% of the outstanding shares of common stock of the Corporation. The Board of Directors has determined that the current minimum vote requirement is unduly burdensome, particularly with respect to transactions in which the Corporation is either the surviving entity or which were approved in advance by the Board of Directors. As proposed, the amended Article 7 will continue to protect the existing rights of shareholders to approve, by the current supermajority vote of 75% of outstanding shares, certain mergers and other financial transactions that are not endorsed by a supermajority (80%) of the Corporation’s Directors, while granting the Corporation greater flexibility to pursue strategic opportunities in a more cost-effective manner. To the extent Pennsylvania law requires shareholder approval of a transaction previously approved by a supermajority of the Directors, such transaction will require the approval of only a majority of votes cast at the meeting.

Form of Proposed Amendment

The Board of Directors proposes and recommends that Article 7 of the Corporation’s Articles of Incorporation be amended and restated to read in its entirety as follows:

7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation; provided, however, that with respect to any transaction described in this Article 7 that is approved in advance by at least 80% of the members of the Board of Directors, such transaction shall require only such shareholder approval, if any, as may be required pursuant to the Pennsylvania Business Corporation Law as in effect from time to time. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation.

If approved by the shareholders, the amendment would be effective upon the filing of an amendment to the Corporation’s Articles of Incorporation with the Secretary of State of the Commonwealth of Pennsylvania, anticipated to occur promptly after the annual meeting.

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Vote Required for Approval

The amendment to Article 7 of the Articles of Incorporation requires the affirmative vote of the holders of at least 75% of the outstanding shares of the Corporation’s common stock. Abstentions and broker non-votes will have the effect of a vote against the proposed amendment.

Recommendation of the Board of Directors

For the foregoing reasons, the Board of Directors believes that the approval and adoption of the proposed amendment is in the best interests of the Corporation and its shareholders and recommends a vote FOR the proposal.

PROPOSAL 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s Audit Committee has selected the firm of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although shareholder approval of the selection of BDO is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is the common practice with other publicly traded companies.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the shares present at the meeting, in person or by proxy, is required to ratify the appointment of BDO as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016. If our shareholders at the 2016 Annual Meeting do not approve this proposal, the Audit Committee may reconsider its selection of BDO, but no determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment of BDO.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent registered public accounting firm.

The Audit Committee met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed, and the Board approved, BDO as the independent registered public accounting firm for the Corporation after reviewing the firm’s performance with management and independence.

Management has primary responsibility for the Corporation’s consolidated financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles in the United States of America and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

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The Audit Committee reviewed with management and BDO, the Corporation’s independent registered public accounting firm, the Corporation’s audited consolidated financial statements and met separately with both management and BDO to discuss and review those consolidated financial statements and reports prior to issuance. Management has represented, and BDO has confirmed to the Audit Committee, that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

The Audit Committee received from and discussed with BDO the written disclosure and the letter required by PCAOB Rule 3526 Communication With Audit Committees Concerning Independence. These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with BDO matters required to be discussed by Auditing Standard No. 16 Communication with Audit Committees. The Audit Committee monitored certified public accounting firm independence and reviewed audit and non-audit services performed by BDO.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited consolidated financial statements be included in the Annual Report on Form 10-K as of and for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of

Codorus Valley Bancorp, Inc.

Cynthia A. Dotzel, CPA, Chair

D. Reed Anderson, Esq.

Jeffrey R. Hines, P.E.

Dallas L. Smith

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected BDO as the independent registered public accounting firm for the examination of its consolidated financial statements as of and for the fiscal year ending December 31, 2016. BDO served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2015.

We expect a representative of BDO to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

Fees of Independent Public Accountants

Aggregate fees billed to the Corporation by BDO for services rendered for 2015 are presented below:

	Year Ended December 31,
	2015	2014

Audit Fees	$216,777	$117,500
Audit Related Fees	0	0
Tax Fees	0	18,532
All Other Fees	0	0
Total Fees	$216,777	$136,032

Audit fees include professional services rendered for the audit of the Corporation’s annual consolidated financial statements included in Form 10-K and review of consolidated financial statements included in Form 10-Q and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses. These fees also include an audit of internal controls over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act and the Sarbanes-Oxley Act of 2002. For 2015, audit fees include $15,000 for procedures related to the auditing of the business acquisition of Madison Bancorp, Inc., as well as $69,924 for comfort letter procedures associated with the public offering of the Corporation’s common stock in

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December 2015. Tax fees for 2014 include the following: preparation of state and federal returns, tax planning matters, and assistance with tax questions and research.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of particular services on a case-by- case basis. The Audit Committee approved all fees, including tax fees, during 2015 and 2014.

The Audit Committee has considered BDO’s provision of non-audit services and determined that such services are compatible with maintaining BDO’s independence.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, including the consolidated financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. You may also view these documents on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “SEC Filings” in the left-hand margin, and then click on “Documents.” In the middle of the page click on “Latest 10-K.”

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in accordance with the instructions of the Board of Directors of the Corporation.

INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 17, 2016. This Notice of Annual Meeting and Proxy Statement, proxy card and 2015 Annual Report are available at: www.proxyvote.com.

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CODORUS VALLEY BANCORP, INC. 105 LEADER HEIGHTS ROAD P.O. BOX 2887 YORK, PA 17405-2887

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E01069-P74644	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CODORUS VALLEY BANCORP, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

1.	Election of Class B Directors	☐	☐	☐
To withhold authority to vote for any individual
	Nominees:	For	Withhold	For All	nominee(s), mark “For All Except” and write the
		All	All	Except	number(s) of the nominee(s) on the line above.
01) Cynthia A. Dotzel, CPA
02) Harry R. Swift, Esq.

						For	Against	Abstain

2.	Approve an advisory, non-binding resolution regarding executive compensation.					☐	☐	☐

3.	Approve an amendment of the Articles of Incorporation to limit transactions requiring approval of our shareholders by a supermajority vote.					☐	☐	☐

4.	Ratify the appointment of BDO USA, LLP as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.					☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 30, 2016.

[Please check] Do you plan to attend the Annual Meeting?		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

CODORUS VALLEY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 17, 2016

9:00 a.m. Prevailing Time

CODORUS VALLEY CORPORATE CENTER

105 Leader Heights Road

York, PA 17403

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and 2015 Annual Report
are available at www.proxyvote.com.

E01070-P74644

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of Codorus Valley Bancorp, Inc. (the “Corporation”) hereby appoints Cindy L. Baugher, Jann Allen Weaver and Wanda Waugh, and each or any of them, proxies of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of common stock of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403 on Tuesday, May 17, 2016, commencing at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. When a vote is not specified, the proxy holders will vote shares represented by this proxy FOR Proposals 1, 2, 3 and 4, and in accordance with the instructions of the Board of Directors of the Corporation on such other matters that may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN
THE ENCLOSED, POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(continued, and to be marked, dated and signed, on the other side)

See reverse for voting instructions